UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

AIRCASTLE LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place, 5th Floor

Stamford, CT 06902

April 8, 2014

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2014 Annual General Meeting of Shareholders of Aircastle Limited. This meeting will be held on May 22, 2014, at 10:00 a.m. Eastern Daylight Time, at the Hilton Hotel, located at First Stamford Place, Stamford, CT.

This year, we will again utilize the Securities and Exchange Commission, or SEC, rule allowing companies to furnish proxy materials to their shareholders electronically. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual general meeting. In accordance with applicable SEC rules, on April 8, 2014, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access electronically our proxy statement and annual report and how to vote. Shareholders who did not receive this Notice will receive the annual general meeting materials by mail, including our proxy statement, proxy card and annual report.

Our proxy statement contains detailed information about the business to be conducted at the annual general meeting. To assure that your shares are represented at the annual general meeting, we urge you to exercise your vote by Internet, telephone or mail by following the instructions included on page 2 of the proxy statement and in the Notice or proxy card that you received. If you are able to attend the annual general meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the annual general meeting.

If you plan to attend the annual general meeting, please follow the instructions on page 3 of the proxy statement.

Sincerely,

Peter V. Ueberroth	Ron Wainshal
Chairman of the Board	Chief Executive Officer

Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place, 5th Floor

Stamford, CT 06902

Notice of the 2014 Annual General Meeting of Shareholders

To Our Shareholders:

Aircastle Limited will hold its 2014 Annual General Meeting of Shareholders, or the Annual Meeting, at the Hilton Hotel, located at First Stamford Place, Stamford, CT on May 22, 2014 at 10:00 a.m. Eastern Daylight Time. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of three Class II directors to serve until the 2017 annual general meeting of Aircastle Limited or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the approval of an amendment to the Company’s Bye-laws to increase the size of the Board of Directors;

3.

the appointment of Ernst & Young LLP as independent registered public accounting firm for Aircastle Limited for fiscal year 2014 and the authorization of the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

4.	the approval of the Aircastle Limited 2014 Omnibus Incentive Plan;

5.	an advisory vote on executive compensation; and

6.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in the accompanying proxy statement.

We will also present at the Annual Meeting the consolidated financial statements and independent registered public accounting firm’s report for the fiscal year ended December 31, 2013, copies of which can be found in our 2013 Annual Report that accompanies this Notice or which was previously circulated to shareholders.

Shareholders of record at the close of business on March 26, 2014 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common shares. A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, for the 10 days before the Annual Meeting between 9:00 a.m. and 5:00 p.m., local time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

David Walton
Chief Operating Officer,
General Counsel and Secretary

Stamford, CT

April 8, 2014

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 22, 2014. The proxy statement and annual report are available at www.aircastle.com/investors.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place, 5th Floor

Stamford, CT 06902

April 8, 2014

PROXY STATEMENT

For the 2014 Annual General Meeting of Shareholders To Be Held On

May 22, 2014

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place of Annual General Meeting.    The Board of Directors, or the Board, of Aircastle Limited, an exempted Bermuda company, or the Company or Aircastle, is soliciting proxies to be voted at the 2014 Annual General Meeting of Shareholders, or the Annual Meeting, to be held at 10:00 a.m. Eastern Daylight Time, on May 22, 2014, at the Hilton Hotel, located at First Stamford Place, Stamford, Connecticut for the purposes set forth in the accompanying Notice of 2014 Annual Meeting of Shareholders, and at any adjournment or postponement of the Annual Meeting. We are sending this proxy statement in connection with the proxy solicitation.

On or about April 8, 2014, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access the proxy statement and our annual report for the year ended December 31, 2013, or the 2013 Annual Report, and how to vote. By furnishing this Notice, we are lowering the costs and reducing the environmental impact of our Annual Meeting. Shareholders who did not receive this Notice will continue to receive paper copies of our proxy statement, proxy card and 2013 Annual Report, which we began mailing on or about April 8, 2014.

Matters to be Considered at the Annual Meeting.    At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of three Class II directors to serve until the 2017 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the approval of an amendment to the Company’s Bye-laws to increase the size of the Board;

3.

the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2014 and the authorization of the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

4.	the approval of the Aircastle Limited 2014 Omnibus Incentive Plan;

5.	an advisory vote on executive compensation; and

6.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.

Quorum and Voting Requirements.    Our Board has fixed the close of business on March 26, 2014 as the record date, or the Record Date, for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. The presence of two or more persons at the start of the Annual Meeting and representing in person, or by proxy entitling the holder to vote at the Annual Meeting, in excess of 50% of all votes attaching to all shares of the Company in issue, shall form a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

If a quorum is present, the following voting requirements apply, for approval:

•	Election of nominees to our Board: the affirmative vote of a plurality of the votes cast at the Annual Meeting is sufficient to elect the director.

•	Amendment to the Company’s Bye-laws: the affirmative vote of 66% of votes attaching to all shares of the Company in issue is required for approval of the Bye-law amendment.

•

Appointment of Ernst & Young LLP, the approval of the Aircastle Limited 2014 Omnibus Incentive Plan, the advisory vote on executive compensation and the approval of any other business properly presented at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the matter.

A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from proposal number 2 (amendment of the Company’s Bye-laws), proposal number 3 (appointment of Ernst & Young LLP) and proposal number 5 (advisory vote on executive compensation) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter. Abstentions will be counted as votes cast on proposal number 4 (Aircastle Limited 2014 Omnibus Incentive Plan) and therefore have the same effect as votes cast against the proposal.

If a shareholder holds shares through a broker, bank or other nominee, generally that holder may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to the holder, the holder can vote the shares it holds with respect to “discretionary” or routine proposals under the rules of the New York Stock Exchange, or NYSE. Such a holder cannot vote shares with respect to “non-discretionary” proposals for which a shareholder has not given instruction. The approval of an amendment to the Company’s Bye-laws and the appointment of Ernst & Young LLP are considered a “discretionary” proposal and therefore may be voted upon by such a holder even in the absence of instructions from the shareholder. The election of directors, the approval of the Aircastle Limited 2014 Omnibus Incentive Plan, the advisory vote on executive compensation and any other business properly presented at the Annual Meeting are considered “non-discretionary” items and such a holder may not vote on these items in the absence of instructions from the shareholder.

As of the Record Date, there were 81,004,031 common shares of the Company, par value US$0.01 per share, referred to herein as common shares, outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter presented at the Annual Meeting.

Voting of Proxy.    You may submit your proxy with voting instructions by any one of the following means:

•	By Internet or Telephone

To submit your proxy by internet, go to www.proxyvote.com. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

To submit your proxy by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 21, 2014. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you submit your proxy by telephone or on the Internet, you do not have to return your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•	By Mail

If you are a holder of record and received your Annual Meeting materials by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self-addressed envelope. If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods:

•	By internet at www.proxyvote.com;

•	By telephone at 1-800-690-6903

•	By email at sendmaterial@proxyvote.com.

Once you receive the Annual Meeting materials, please sign, date and complete the proxy card included therewith and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, the proxy card will give you separate instructions for voting your shares.

•	In Person, at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Proxies, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the common shares represented by the proxy will be voted as recommended by the Board, as described below, or in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

Revocability of Proxy.    Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holder(s) will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations described below.

Persons Making the Solicitation.    This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board. We will bear all costs of this solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail and personal interviews. We will request brokers, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of common shares they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. We have also engaged Georgeson, Inc. to assist the Company in the solicitation of proxies for an anticipated fee of $4,000, and we have agreed to reimburse Georgeson, Inc. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify Georgeson, Inc. against certain losses, costs and expenses.

Recommendations of the Board.    The Board recommends a vote:

•	FOR the election of the director nominees named herein;

•	FOR the approval of an amendment to the Company’s Bye-laws to increase the size of the Board;

•

FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2014 and the authorization of the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

•	FOR the approval of the Aircastle Limited 2014 Omnibus Incentive Plan; and

•	FOR the proposal regarding an advisory vote on executive compensation.

Attendance at the Meeting.    Shareholders will be admitted to the Annual Meeting upon verification of ownership at the admissions desk. Please note that a beneficial owner holding his or her shares in “street name” who plans to attend the Annual Meeting must also send a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company’s transfer agent, American Stock Transfer & Trust Company 59 Maiden Lane, New York, NY 10038. Admittance to the Annual Meeting will be based upon availability of seating. For directions to the Annual Meeting, please call (203) 504-1020.

CORPORATE GOVERNANCE

The role of our Board is to ensure that Aircastle is managed for the long-term benefit of our shareholders. To fulfill this role, the Board has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards, including those provided by the SEC and the NYSE. In addition, the Board is informed regarding Aircastle’s activities and periodically reviews, and advises management with respect to, Aircastle’s annual operating plans and strategic initiatives.

The following directors currently serve on our Board:

Name	Age	Position
Ronald W. Allen	71	Class I Director
Giovanni Bisignani	67	Class III Director
Douglas A. Hacker	58	Class I Director
Ryusuke Konto	58	Class III Director
Ronald L. Merriman	69	Class II Director
Agnes Mura	64	Class II Director
Charles W. Pollard	56	Class II Director
Gentaro Toya	55	Class III Director
Peter V. Ueberroth	76	Class III Director
Ron Wainshal	50	Class I Director

Ronald W. Allen was appointed to our Board on August 2, 2006. In February 2012, Mr. Allen was appointed President and CEO of Aarons, Inc., a company specializing in lease ownership and specialty retailing of office furniture, consumer electronics, home appliances and electronics. Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc., from July 1997 through July 2005. He had been Delta’s Chairman of the Board and Chief Executive Officer since 1987 and retired as its Chairman of the Board, President and Chief Executive Officer in July 1997. Mr. Allen is also a director of the Coca-Cola Company and Aaron’s, Inc. He previously was a director at Interstate Hotel & Resorts from August 2006 through March 2010 and at Guided Therapeutics. The Board has determined that Mr. Allen is “financially literate” as defined by NYSE rules. Mr. Allen brings strong leadership to the Board and extensive experience in human resources, operations, strategic planning and financial matters relevant to the airline industry to the Board, and he provides valuable insight in these areas to the Board and to the Company’s management. Mr. Allen also maintains high-level contacts with airlines which are customers of the Company or which may in the future be customers of the Company.

Giovanni Bisignani was appointed to our Board on May 24, 2012. Mr. Bisignani was the Director General and CEO of the International Air Transport Association, or IATA, from 2002 to 2011. In 2001, he launched the European travel portal Opodo and served as its Chief Executive Officer. From 1998 to 2001 he served as CEO & Managing Director of SM Logistics, a group of logistics and freight forwarding companies partially owned by General Electric. From 1994 to 1998, Mr. Bisignani served as President of Tirrenia di Navigazione, the largest Italian ferry company. He spent five years as CEO and Managing Director of Alitalia from 1989 to 1994. During this time he also served on the IATA Board of Governors. He has been a Member of the Pratt & Whitney Advisory Board and Chairman of Galileo International. Mr. Bisignani began his career with Citibank and then held several high-level positions at the energy company ENI and with the Italian industrial conglomerate IRI Group. Mr. Bisignani studied both in Italy (Rome) and the United States (Harvard Business School). Mr. Bisignani brings to the Board strong leadership skills, extensive experience in operations, strategic planning and financial matters relevant to the airline and travel industry and extensive, high-level contacts with airlines which are customers of the Company or which may in the future be customers of the Company.

Douglas A. Hacker was appointed to our Board on August 2, 2006. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, an airline holding company. Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002 and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker also serves as a director or trustee of a series of open-end investment companies that are part of the Columbia family of mutual funds and as a director of Spartan Nash. The Board has determined that Mr. Hacker is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Hacker’s extensive experience in financial and operating management, including his prior service as an Executive Vice President, Strategy, of a major U.S. airline and his service as Chief Financial Officer of a major U.S. airline, in addition to his depth of knowledge in executive compensation, provide to the Board excellent perspectives on airline financial and operational matters and on aircraft investing, leasing and finance matters, on strategic matters relevant to the Company and on executive compensation.

Ryusuke Konto was appointed to our Board on August 2, 2013. In April 2013, Mr. Konto was appointed as Chairman of Marubeni Aerospace Corporation which specializes in import and supply of foreign products and parts for the aerospace and defense sectors in Japan. Mr. Konto was Executive Officer of Marubeni Corporation from 2009 to 2011; in Dubai as Regional CEO for Middle East and North Africa in 2009 and in Los Angeles as Senior Executive Vice President and COO of Marubeni America Corporation from 2010 to 2011. From 2007 to 2008, he served as Senior Operating Officer, Transportation Machinery Division and from 2003 to 2006, as Director, Aerospace & Defense Systems Unit of Marubeni Corporation. Mr. Konto brings to the Board extensive experience in international business. He has over 25 years’ experience in the aviation industry and maintains high-level contacts with major manufacturers in the aviation industry as well as Asian airlines which may in the future be customers of the Company.

Ronald L. Merriman was appointed to our Board on August 2, 2006. Mr. Merriman serves as the Chair of the Audit Committee. He is the retired Vice Chair of KPMG, a global accounting and consulting firm, where he served from 1967 to 1997 in various positions, including as a member of the Executive Management Committee and as chair of the firm’s Global Transportation Practice. He also served as Executive Vice President of Ambassador International, Inc., a publicly traded travel services business, from 1997 to 1999; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000; Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003. He is also a director of. Pentair, Ltd., (formerly Pentair, Inc.), Realty Income Corporation and Haemonetics Corporation. The Board has determined that Mr. Merriman is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Merriman brings an extensive accounting and financial background to the Board, with a particular emphasis on accounting and financial matters relevant to the airline and travel industries and transportation companies generally and provides valuable insight on the cross-border nature of our business.

Agnes Mura was appointed to our Board on February 18, 2013. Ms. Mura has been the President of Agnes Mura, Inc., (AMI) since 1997. AMI is a leadership development firm, specializing in global executive coaching and organizational behavior for senior teams in Global 1000 companies. Prior to AMI, Ms. Mura was Vice President and IPB California Representative of Bankers Trust Co. from 1993 to 1996. From 1985 to 1993, she was Assistant Vice President, and then Vice President for First Interstate Bank Ltd. Ms. Mura was the Foreign Relations Manager for the Los Angeles Olympic Organizing Committee from 1983 to 1985. She holds a BA from the Edinburgh University and an MA from the University of Cologne, Germany. Ms. Mura brings to the board strong leadership and leadership development skills and extensive experience in international business, and she provides valuable insight in these areas to the Board and to the Company’s management.

Charles W. Pollard was appointed to our Board on July 6, 2010. Mr. Pollard joined Omni Air International, Inc., a passenger charter carrier, in 1997, where he served variously as Managing Director, President and CEO, and Vice Chairman until 2009. Previously he spent 10 years in senior management positions, including President and CEO, at World Airways, Inc., the oldest U.S. charter airline. He currently serves on the board of directors of Allegiant Travel Company and Air Partner plc. Mr. Pollard brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the airline industry, and he provides valuable insight in these areas to the Board and to the Company’s management.

Gentaro Toya was appointed to our Board on August 2, 2013. In August 2013, Mr. Toya was appointed as Executive Vice President of Marubeni America Corporation which is a general trading company, engaged as an intermediary, importer/exporter, facilitator or broker in various types of trade between and among business enterprises and countries. From 2010 to 2012, he served as Senior Operating Officer, Transportation Machinery Division and from 2007 to 2009, as Director, Aerospace & Defense Systems Unit of Marubeni Corporation. Mr. Toya has over 25 years’ experience in the aviation industry and brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the aviation industry. He maintains high-level contacts with major manufacturers in the aviation industry as well as Asian airlines which may in the future be customers of the Company.

Ron Wainshal was appointed to our Board on May 25, 2010. Mr. Wainshal became our Chief Executive Officer in May 2005. Prior to joining Aircastle, Mr. Wainshal was in charge of the Asset Management group of General Electric Capital Aviation Services, or “GECAS,” from 2003 to 2005. After joining GECAS in 1998, he also led many of GECAS’s U.S. airline restructuring efforts and its bond market activities and played a major marketing and structured finance role for GECAS in the Americas. Before joining GECAS, he was a principal and co-owner of a financial advisory company specializing in transportation infrastructure from 1994 to 1998 and prior to that held positions at Capstar Partners and The Transportation Group in New York and Ryder System in Miami. Mr. Wainshal is a director of EveryWare Global, Inc. He received a BS in Economics from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago’s Booth Graduate School of Business. Mr. Wainshal brings to the Board deep and varied experience in aircraft finance and leasing in particular and asset-based financing generally. He also has strong leadership skills, extensive managerial experience and a deep understanding of the Company and our industry.

Peter V. Ueberroth was appointed to our Board on August 2, 2006 and became Chairman of the Board in August 2012. Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company; he has held this position since 1989. He is the co-chairman of Pebble Beach Company and a director of the Coca-Cola Company and Easton Bell Sports. He also served as director of Adecco SA, an international, publicly traded employment services company; Ambassadors International, Inc., a publicly traded travel services business; and Hilton Hotels Corporation during the past five years. Mr. Ueberroth brings strong leadership skills and extensive experience in the airline and travel industries to the Board. From his leadership roles in other global businesses and from in his past role as Chairman of the United States Olympic Committee, Mr. Ueberroth provides to the Board valuable understanding and perspective of international trends and strategies, particularly with respect to China.

Legal Proceedings Involving Directors, Officers or Affiliates.    There are no legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence.    In March 2014, the Board evaluated the independence of each member of the Board in accordance with NYSE corporate governance rules and the applicable rules of the SEC. The Board affirmatively determined, under these rules, that Ronald W. Allen, Giovanni Bisignani, Douglas A. Hacker, Ronald L. Merriman, Agnes Mura, Charles W. Pollard and Peter V. Ueberroth are independent. We refer to these directors in this proxy statement as Independent Directors. In making this determination, our Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

NYSE rules require that the Board consist of a majority of “independent directors” and that the nominating/corporate governance committee, the compensation committee and the audit committee of the Board consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board, and a director of Aircastle only qualifies as “independent” if the Board affirmatively determines that the director has no material relationship with Aircastle (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aircastle). While the test for independence is a subjective one, NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations. Specifically, persons meeting the following objective criteria under the NYSE rules are deemed to be not independent:

•

A director who is or was an employee, or whose immediate family member is an executive officer, of Aircastle (including any consolidated subsidiary) may not be considered independent until three years after the end of such employment relationship;

•

A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than US$120,000 in direct compensation from Aircastle (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Aircastle; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who personally works on Aircastle’s audit; or (iv) was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on Aircastle’s audit within that time;

•

A director who is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of Aircastle’s present executive officers at the same time serve or served on that Company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•

A director who is a current employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that has made payments to, or has received payments from, Aircastle for property or services in an amount which, in any single fiscal year, exceeds the greater of US$1,000,000 or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of common shares, by itself, does not constitute a material relationship.

In addition, in determining the independence of any director who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether that director has a relationship to Aircastle which is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member including, but not limited to:

•	The source of compensation of such director, including an consulting, advisory or other compensatory fee paid by Aircastle to such director; and

•	Whether such director is affiliated with Aircastle, a subsidiary of Aircastle or an affiliate of a subsidiary of Aircastle.

The Board has not established additional guidelines to assist it in determining whether a director has a material relationship with Aircastle under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board, when assessing the materiality of a director’s relationship with Aircastle, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Policies and Practices.    We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We have also continued to review the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the existing and proposed rules of the SEC and the existing and proposed listing standards of the NYSE.

Corporate Governance Guidelines.    Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at http://www.aircastle.com under “Investors – Corporate Governance” and are available in print to any shareholder of the Company upon request.

Code of Business Conduct and Ethics.    To help ensure that Aircastle abides by applicable corporate governance standards, our Board has adopted a Code of Business Conduct and Ethics, which is posted on our website at http://www.aircastle.com under “Investors – Corporate Governance,” and a Code of Ethics for Chief Executive and Senior Financial Officers, which is available in print to any shareholder of the Company upon request. The Company intends to post on its website any material amendments to its ethics codes and the description of any waiver from a provision of the ethics codes granted by the Board to any director or executive officer of the Company within four business days after such amendment or waiver.

Communications with the Board.    Shareholders and other interested parties who wish to communicate directly with any of the Company’s directors, including our Chairman, who is also our lead Independent Director or Presiding Director, or the Independent Directors as a group, may do so by writing to the Board, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902 Attention: General Counsel. All communications will be received, sorted and summarized by the General Counsel, as agent for the relevant directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other communications will be referred to such other director as may be appropriate. Communications may be submitted anonymously or confidentially.

Meetings of the Board.    Regular attendance at Board Meetings is required of each director. During 2013, Aircastle’s Board held ten meetings. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and committees on which the director served during 2013. Directors are invited and encouraged to attend the Company’s annual meeting of shareholders in person, by telephone or video conference, but the Company recognizes that such attendance may be impractical as a result of personal or business circumstances. Seven directors attended our annual general meeting in 2013.

Board Leadership Structure and Executive Sessions.    The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board has no policy mandating the combination or separation of the roles of Chairman and CEO and believes the matter should be discussed and considered from time to time as circumstances change. Currently, the Company maintains a separate Chairman and CEO. This leadership structure is appropriate for the Company at this time as it permits our CEO Ron Wainshal to focus primarily on management of the Company’s strategic direction and day-to-day operations, while allowing our Chairman Peter Ueberroth, to lead the Board in its fundamental role of providing advice to and independent oversight of management. Mr. Ueberroth is an Independent Director and our Chairman and, accordingly, he also serves as the lead Independent Director or Presiding Director.

The Board is comprised of seven non-management directors, two directors designated by Marubeni Corporation, or Marubeni, and one management director. In accordance with the Company’s Corporate Governance Guidelines and rules of the NYSE, the non-management directors are required to meet regularly in executive session and the independent directors must meet in executive session at least once each year. As such, the Board’s meetings regularly include executive sessions in which only Independent Directors are present. Any Independent Director can request that an executive session be scheduled.

Board Oversight of Risk Management.    Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.

The Board is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. For example, the Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and succession planning. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.

An overall review of risk is inherent in the Board’s evaluation of the Company’s long-term strategies and other matters presented to the Board. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure; the CEO and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board and its committees provide oversight in connection with those efforts.

Committees of the Board.    The Board has four standing Committees: Audit, Compensation, Nominating and Corporate Governance and Investment. The table below indicates the members of each committee. All members of the Audit, Compensation and Nominating and Corporate Governance Committees are Independent Directors.

Name	Audit	Compensation	Nominating and Corporate Governance	Investment
Ronald W. Allen	X
Giovanni Bisignani			X
Ryusuke Konto
Douglas A. Hacker*	X	X		Chair
Ronald L. Merriman*	Chair	X
Agnes Mura		X	X
Charles W. Pollard		Chair	X	X
Gentaro Toya
Peter V. Ueberroth			Chair
Ron Wainshal				X

*	Messrs. Hacker and Merriman serve as financial experts on our Audit Committee.

The Audit, Compensation and Nominating and Corporate Governance Committees act under written charters that have been approved by the Board and comply with NYSE corporate governance rules and any applicable SEC rules and regulations. A copy of each charter is posted on the Company’s website at http://www.aircastle.com under “Investors – Corporate Governance” and is available in print to any shareholder of the Company upon request.

The Audit Committee.    Our Audit Committee’s functions include:

•

reviewing (i) the audit plans and findings of the independent certified public accountants and our internal audit and risk review staff and (ii) the results of regulatory examinations and monitoring management’s corrective action plans with respect to such plans, findings and results where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent certified public accountants;

•	reviewing our accounting and internal controls policies and procedures, compliance programs and significant tax and legal matters;

•

making recommendations to our shareholders regarding the annual appointment by our shareholders of the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) and evaluating their independence and performance, as well as setting clear hiring policies for employees or former employees of our independent certified public accounting firm; and

•	reviewing the process by which we assess and manage exposure to financial and legal risk.

The Board has determined that each member of the Audit Committee is “financially literate” as defined by NYSE rules and that Messrs. Hacker and Merriman are qualified to serve as the Audit Committee’s “financial experts” as defined by SEC regulations. A brief description of each of Mr. Merriman and Mr. Hacker’s work experience are included on pages 4 and 5, respectively. The Board also determined that although Mr. Merriman currently sits on the audit committees of more than three public companies, such simultaneous service would not impair his ability to serve effectively on the Company’s Audit Committee. During 2013, the Audit Committee held seven meetings. Audit Committee meetings include, where appropriate, executive sessions in which the Audit Committee meets (i) only with Committee members present, (ii) separately with the Company’s independent registered public accountants (iii) separately with the Company’s internal auditor or (iv) with the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel.

The Compensation Committee.    Our Compensation Committee’s functions include:

•	reviewing the salaries, benefits and share-based grants for executive officers;

•

reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation;

•	acting as administrator of the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan, or the 2005 Plan; and

•	reviewing risks relating to the Company’s employment practices and the Company’s compensation and benefits practices.

The Compensation Committee held seven meetings during 2013. Compensation Committee meetings include, where appropriate, executive sessions in which the Compensation Committee meets only with Committee members present and/or with the Company’s Chief Executive Officer.

The Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee’s functions include:

•

reviewing the performance of the Board and incumbent directors and making recommendations to our Board regarding the selection of candidates, qualification and competency requirements for service on the Board and the suitability of proposed nominees;

•	advising the Board with respect to the corporate governance principles applicable to the Company;

•	reviewing risks associated with the Company’s management and director succession planning; and

•	overseeing the evaluation of the Board and the Company’s management.

The Nominating and Corporate Governance Committee held four meetings during 2013.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business; and educational and professional background. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however, the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates. In 2013, consistent with the Shareholder

Agreement dated June 6, 2013 between the Company and Marubeni, referred to herein as the Shareholder Agreement, the Nominating and Corporate Governance Committee determined to add two new members to the Board. Following extensive discussion and review, the Nominating and Corporate Governance Committee recommended Messrs. Konto and Toya (each of whom was designated by Marubeni) to be elected to the Board.

In March 2014, the Nominating and Corporate Governance Committee recommended to the Board that Michael J. Cave be appointed to the Board. Mr. Cave’s skills, expertise and experience in engineering and financial services are expected to make him an extremely valuable member of the Board, particularly in light of his insights into the various products under development or entering production at both Boeing and its competitors and in light of the many high-level customer relationships that he developed in his time at The Boeing Company and at Boeing Capital Corp., its financing arm. If Proposal No. 2 concerning the increase in the size of the Board is approved by shareholders at the Annual Meeting, the Board intends to appoint Mr. Cave in May 2014 to serve as a Class II Director. Mr. Cave’s biographical information follows:

Michael J. Cave has served as a Senior Vice President of The Boeing Company and President of Boeing Capital Corp., a wholly owned subsidiary of The Boeing Company, since 2009. Mr. Cave served as Senior Vice President of Business Development and Strategy for Boeing from 2007 to 2009. Prior to that, Mr. Cave served as Senior Vice President and Chief Financial Officer of Boeing Commercial Airplanes and as Vice President of Finance for Boeing Information, Space & Defense Systems from 1998 through 2006. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing’s defense and commercial businesses. He holds a bachelor’s degree in engineering from Purdue University. Mr. Cave is a director of Harley–Davidson, Inc. He was named one of the 100 Most Important Hispanics in Technology and Business for 2006 by Hispanic Engineer and Information Technology magazine. Mr. Cave has advised the Board that he will retire from The Boeing Company, effective May 8, 2014.

All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of directors of a public company of the Company’s size and scope. At a minimum, the committee will consider whether the recommended candidate is subject to a disqualifying factor as described under Section 303A.02(b) of the NYSE listing standards and the number of other boards and committees on which the individual serves. The committee may also consider, among other qualifications, a candidate’s (i) ethics, integrity and values; (ii) stature, reputation and credibility; (iii) experience and capability to set policy and oversee management’s execution of the business plan; (iv) knowledge of relevant industries; (v) contacts within the global aircraft leasing, aircraft financing, airline, cargo, manufacturing or other similar businesses; (vi) current or recent senior executive experience and leadership; and (vii) ethnic, gender, professional, geographic and philosophical diversity within the overall composition of the Board. While the Nominating and Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director candidates. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board and contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience and expertise in areas relevant to the Company’s business. The committee assesses its achievement of diversity through review of Board composition as part of the Board’s annual self-assessment process.

While the Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for Aircastle not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our Bye-laws, as described below.

Shareholders wishing to recommend a director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. Recommendations must be received no less than 90 days nor more than 120 days before the anniversary of the prior year’s annual general meeting of shareholders to be considered for inclusion in the proxy statement for the 2015 Annual General Meeting of Shareholders. All recommendations meeting the minimum requirements set forth in the Corporate Governance Guidelines will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder.

In addition, our Bye-laws allow shareholders to propose or nominate a candidate for election as a director. Such proposal or nomination must be made in accordance with the procedures and time limits set out in the Bye-laws of the Company.

A person must own common shares on the date that he or she sends the notice to Aircastle under the procedures above for the nomination to be valid under our Bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Investment Committee. The Board established and designated an Investment Committee pursuant to resolutions adopted on August 2, 2006, and since that date the Board has re-authorized the Investment Committee a number of times. The Board authorized the Investment Committee to approve, within certain limitations, aircraft acquisition, lease, sale, financing and interest rate hedging transactions, and other transactions, by the Company. The Investment Committee held 12 meetings during 2013.

DIRECTOR COMPENSATION

Cash Compensation.    During 2013, cash compensation to the Independent Directors for service on our Board was set at the following levels:

•	Directors are paid an annual cash fee of US$80,000.

•	The Chairman of the Board is paid an additional annual cash fee of US$50,000.

•	Each of the chairs of the Audit Committee and Investment Committee is paid an annual cash fee of US$35,000 and each other such committee member is paid an annual cash fee of US$20,000.

•	The Compensation Committee Chair is paid an annual cash fee of US$25,000 and Compensation Committee members are paid an annual cash fee of US$10,000.

•	The Nominating and Corporate Governance Committee chair is paid an annual cash fee of US$20,000 and Nominating and Corporate Governance Committee members are paid an annual cash fee of US$10,000.

Restricted Share Grants.    On the first business day of each calendar year, our Independent Directors receive grants of restricted common shares, with the number of shares for each such grant being equal to US$90,000 divided by the Fair Market Value, as defined in the 2005 Plan, of our common shares as of such date, and the Chairman of the Board receives an additional grant of 10,000 restricted common shares. Such restricted shares fully vest on January 1 of the following calendar year, pursuant to the terms and conditions of the 2005 Plan and the related award agreement. In addition, in recognition of his leadership of the Board through the Company’s transition from its significant ownership by its founding shareholders, his guidance to the Board and the management team in connection with the transactions in 2013 with Marubeni Corporation and Ontario Teachers’ Pension Plan and with a view to retaining his services as Chairman for a period of time, the Chairman of the Board received a special grant of 30,000 restricted common shares, vesting on January 1, 2014, subject to the terms of the 2005 Plan and the related award agreement.

Our affiliated directors, Messrs. Konto, Toya and Wainshal, are not separately compensated by us for their Board or committee service. All members of the Board were reimbursed for reasonable costs and expenses incurred in attending meetings of the Board or otherwise incurred in connection with carrying out their duties as directors.

This table below describes our compensation of directors in 2013:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (US$ )	Stock Awards (US$)(1)	All Other Compensation (US$)(2)	Total (US$)
Ronald W. Allen	100,000	90,000	4,988	194,988
Giovanni Bisignani	73,907	90,000	4,988	168,895
Douglas A. Hacker	145,000	90,000	4,988	239,988
Ryusuke Konto(3)	—	—	—	—
Ronald L. Merriman	125,000	90,000	4,988	219,988
Agnes Mura(4)	52,769	78,230	3,870	134,869
Charles W. Pollard	135,000	90,000	4,988	229,988
Gentaro Toya(3)	—	—	—	—
Peter V. Ueberroth(5)	150,000	670,500	10,988	831,488
Ron Wainshal(3)	—	—	—	—

(1)

The reported amounts reflect the aggregate fair value on the grant date of the restricted shares granted to our directors during 2013 determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. The grant date fair value of each restricted share was US$12.54 for our directors other than Ms. Mura and US$14.05 for Ms. Mura. The aggregate number of restricted shares outstanding on December 31, 2013 for each director was: Mr. Allen 7,177, Mr. Bisignani 7,177, Mr. Hacker 7,177, Mr. Merriman 7,177, Ms. Mura 5,568, Mr. Pollard 7,177, and Mr. Ueberroth 37,177.

(2)	The reported amounts consist of dividend payments made by the Company on unvested restricted common shares for each director in 2013.

(3)	Our affiliated directors, Messrs. Konto, Toya and Wainshal, are not separately compensated by us for their Board service.

(4)	Ms. Mura’s compensation reflects her service for only a portion of 2013.

(5)

On October 29, 2013, the Board made a special grant of 30,000 restricted common shares to Mr. Ueberroth in recognition of his service as Chairman of the Board, his guidance to the Board and to management in connection with the transactions with Marubeni Corporation and Ontario Teachers’ Pension Plan in 2013, and with a view to retaining his services as Chairman for a period of time. The grant date fair value was US$19.35 per share.

Stock Ownership Guidelines for Directors. The Board believes that significant common share ownership by members of the Board increases the alignment of interests between the Board and the shareholders. Accordingly, the Company has adopted stock ownership guidelines, or Ownership Guidelines, pursuant to which each member of the Board who is paid a base annual cash fee for service on the Board is expected to attain the following levels of share ownership while providing service to the Company, based on the aggregate value of share ownership as of the date of determination:

Position	Multiple of Annual Cash Board Service Fee
Relevant Director	3x

The Ownership Guidelines provide for a phase-in period, according to which a director should satisfy the Ownership Guidelines by the later of March 14, 2017 or the fifth anniversary of his or her initial appointment to the Board. As of March 31, 2014, each member of the Board complied with the Ownership Guidelines.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

The table below describes common share ownership information by our directors, named executive officers and shareholders known to us to hold five percent or more of our common shares, as of March 26, 2014:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent (3)
Executive Officers and Directors(4)
Ron Wainshal(5)	708,725	*
Michael Inglese	295,341	*
Michael Kriedberg	195,799	*
Joseph Schreiner	49, 230	*
David Walton	265,118	*
Ronald W. Allen	86,332	*
Giovanni Bisignani	14,517	*
Douglas A. Hacker	92,938	*
Ryusuke Konto(6)	0	*
Ronald L. Merriman(7)	33,248	*
Agnes Mura	8,602	*
Charles W. Pollard	28,874	*
Gentaro Toya(6)	0	*
Peter V. Ueberroth(8)	311,241	*
All directors and executive officers as a group ( 14 persons)	2,089,965	2.6%
5% Shareholders
Marubeni Corporation(9)	16,374,333	20.2%
Ontario Teachers’ Pension Plan(10)	6,887,029	8.5%
River Road Asset Management LLC(11)	4,829,181	6.0%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Consists of common shares held, including restricted shares, shares underlying share options exercisable within 60 days and shares underlying warrants exercisable within 60 days.

(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire common shares and no exercise of options or warrants by any other person.

(4)	The address of each officer or director listed in the table below is: c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

(5)	Includes 2,400 common shares held indirectly as Custodian for Sarah Wainshal.

(6)

On August 2, 2013, Ryusuke Konto, Chairman of Marubeni Aerospace Corporation, and Gentaro Toya, Assistant Advisor to the President at Marubeni, joined the Board of Directors of Aircastle Limited. Common shares of Aircastle are directly held by Marubeni Aviation Holding Cooperatief, U.A. and indirectly held by Marubeni and Marubeni Aviation Corporation.

(7)	Includes 19,757 common shares held indirectly by the Merriman Family Trust

(8)	Includes 200,000 common shares held indirectly by the Ueberroth Family Trust.

(9)

Information for Marubeni is based solely upon a Form 4 filed by Marubeni with the SEC on February 25, 2014, which indicates that Marubeni held 16,374,333 common shares. Common Shares. The address of Marubeni is 4-2 Ohtemachi 1-Chome Chiyoda-Ku, Tokyo 100-8088, M0

(10)

Information regarding Ontario Teachers’ Pension Plan is based solely upon a Schedule 13G filed by Teachers’ with the SEC on February 13, 2014, which indicates that Teachers’ held sole voting power over 6,887,029 common shares and sole dispositive power over 6,887,029 common shares. The address of Teachers’ is 5650 Yonge Street, 3rd Floor Toronto, Ontario, Canada M2M 4H5.

(11)

Information regarding River Road Asset Management LLC (“River Road”) is based solely upon a Schedule 13G filed by River Road with the SEC on February 12, 2014, which indicates that River Road held sole voting power over 2,652,832 common shares and sole dispositive power over 4,829,181 common shares. The address of River Road is 462 S. 4th Street, Suite 1600 Louisville, KY 40202.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 and 5. Such officers, directors and greater-than-ten percent shareholders are also required by the SEC to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2013, except that, due to an inadvertent administrative error, there was a late Form 4 filing for Marubeni to report one transaction.

Trading Policy. Our directors, officers and employees are required to comply with a policy that is designed to prevent insider trading violations. The policy includes mandatory trading black-out periods and prohibits certain transactions. Hedging or pledging of our shares by directors, officers or employees is prohibited unless an exception to the policy is specifically pre-approved by the General Counsel. No such exception has ever been requested or approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes and analyzes our executive compensation philosophy and programs, the decisions made by the Compensation Committee under those programs and the factors considered by the Compensation Committee in making those decisions. This compensation discussion and analysis focuses on the compensation paid to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, together referred to as our named executive officers. For 2013, our named executive officers are:

Name	Title
Ron Wainshal	Chief Executive Officer
Michael Inglese	Chief Financial Officer
Michael Kriedberg	Chief Commercial Officer
David Walton	Chief Operating Officer and General Counsel
Joseph Schreiner	Executive Vice President, Technical

Pay for Performance

The Compensation Committee strongly believes that executive compensation should be tied to performance, and our compensation program rewards employees for delivering in two areas:

•	Achieving corporate financial metrics focused on (i) adjusted return on equity, (ii) cash flow per share and (iii) growth through new investments.

•	Achieving individual performance goals set at the beginning of each year.

We believe performance relative to these financial metrics will ultimately improve returns to shareholders, through greater dividend-paying capacity and stronger fundamentals. We use corporate financial metrics to determine the incentive compensation for nearly all of the employees in the Company, and we discuss the Company’s progress against these financial metrics in all-employee meetings and calls on at least a quarterly basis during the year. By establishing these financial performance goals, tying the Company’s incentive compensation program to the goals and communicating regularly with our employees, and with our Compensation Committee and our Board, we expect to create greater alignment of interests between our employees and our shareholders and improve shareholder returns.

A mix of corporate performance and individual performance determines each employee’s incentive compensation. For more highly compensated employees, achievement of corporate financial metrics carries a greater weighting, as illustrated in the table below:

Corporate Financial Metrics. Our corporate financial metrics cover three areas and are weighted by relative importance and we establish a performance range for each metric that the Compensation Committee feels is achievable. Results below the low end of the range will not yield any contribution to the Company’s incentive compensation pool for that metric. Conversely, performance above the top end of the range will result in an enhanced benefit to the Company’s incentive compensation pool, to encourage exceptional performance.

The Compensation Committee chose the following corporate financial metrics for 2013:

•	Adjusted Return on Equity: an important measure of our profitability and capital efficiency. This measure is based on our adjusted net income metric, which removes some book accounting effects.

•

Cash Flow per Share: a key measure of our ability to generate cash from our investments which, in turn, funds our operations, reinvesting activities and dividends. Strong cash flow is critical to enabling the liquidity and financial metrics necessary for us to raise capital efficiently.

•	New Investments: a direct measure of our ability to deploy capital accretively so that the Company’s earnings base and dividend paying capacity can grow.

The Compensation Committee established the following targets, performance range and relative weighting for the three financial metrics for 2013:

Metric	2013 Target	Performance Range	Weighted Score
Adjusted Return on Equity[1]	6.97%	50-150%	25%
Cash Flow per Share[2]	$6.41	85-115%	50%
New Investments[3]	$1 Billion	60-125%	25%

(1)

Adjusted Return on Equity is Adjusted Net Income divided by the average shareholders’ equity, excluding the fair market value of derivatives. Adjusted Net Income, or ANI, is net income before certain expenses related to our financings and interest rate derivative accounting, share-based compensation expense and other items we have deemed unusual when viewed in the context of our on-going business. Our presentation of ANI may not be comparable to similarly-titled measures used by other companies. A reconciliation between non-GAAP performance metrics and GAAP results is included as Appendix A to this proxy statement.

(2)

Cash Flow per Share for a period is Cash Flow from Operations before changes in working capital plus principal payments from our finance leases and distributions from our joint venture investment divided by the weighted average number of shares outstanding for that period. A reconciliation between non-GAAP performance metrics and GAAP results is included as Appendix A to this proxy statement.

(3)	New Investments measures the total amount invested in aviation assets.

Individual Performance Goals

We set individual performance goals for every employee at the beginning of each year, and measure each employee’s performance against those goals at the end of the year to determine incentive compensation levels. We set a target compensation level for each employee based on weightings for corporate and individual performance. The Company’s total incentive compensation pool for each year equals the sum of all of the individual incentive compensation targets for our employees.

Individual Compensation

At the end of the year, we measure corporate performance against the established financial and growth metrics, and we measure each employee’s individual performance against his or her individual goals. Each employee’s overall incentive compensation level is set by applying weightings to the corporate results and individual performance. For more highly compensated employees, we deliver incentive compensation in a split between a cash award and an equity award. For additional retention purposes, the equity award component of the incentive compensation vests over three years, subject to continued service with us through such period.

What We Pay and Why

We have two primary elements of total direct compensation: base salary and incentive compensation. We make incentive compensation determinations on the basis of a mix of performance against corporate financial metrics and achievement of individual goals; for our named executive officers, corporate performance carries the primary weighting in the incentive compensation determination.

g

Elements of NEO Pay For 2013

As illustrated in these charts, 72% of total compensation awarded for 2013 for our named executive officers comprised variable incentive compensation under the pay for performance principles outlined above. Fixed base pay accounted for only 28% of total compensation for our named executive officers for 2013.

In addition, restricted share grants vesting over three years made up 42% of the total compensation awarded to our named executive officers for 2013.

Base Salary. Base salaries provide fixed compensation and allow us to attract and retain talented management by taking into account the current market environment and the responsibilities, experience, value to the Company and demonstrated performance of our named executive officers. The Compensation Committee sets base salaries for our named executive officers and reviews them periodically. During 2013, the Compensation Committee increased Mr. Inglese’s annual base salary from $400,000 to $450,000 and Mr. Walton’s annual base salary from $400,000 to $500,000, reflecting the Compensation Committee’s view that an adjustment to base salaries was appropriate to bring them in line with the current market environment and to reflect their value to the Company and their high levels of individual performance. We made no other changes to the base salaries of our named executive officers during 2013.

Incentive Compensation. As described above, we determine incentive compensation awards by measuring the Company’s performance against corporate financial metrics and by measuring individual performance against the goals established each year, with the incentive compensation split between cash and restricted share grants under the 2005 Plan. For additional retention purposes, the restricted share grants for 2013 will vest in one-third increments on January 1, 2015, January 1, 2016 and January 1, 2017, subject to continued service with us through such period. The cash portion of 2013 awards was paid in March 2014.

In addition, in rare cases, the Compensation Committee may issue special restricted share grants. For 2013, the Compensation Committee made a special restricted share grant to Mr. Wainshal, in recognition of the Company’s, and his, outstanding performance in 2013, and taking into consideration his request that any incentive compensation grant to him in excess of his incentive compensation target be made in restricted share grants, subject to future vesting, rather than in cash. The special restricted shares grant will vest in one-third increments on January 1, 2015, January 1, 2016 and January 1, 2017

Other Compensation. We pay dividends on unvested restricted shares. We also offer certain named executive officers severance payments and accelerated vesting of restricted shares in certain circumstances, as described in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control”. Severance and change in control benefits provide transitional assistance for separated employees and are essential to recruiting and retaining talented executives in a competitive market. In addition, our named executive officers are also eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers.

What We Don’t Pay

•	Change in control benefits based on a single trigger.

•	Deferred compensation plans.

•	Company cars or aircraft.

•	Federal income tax gross-ups.

•	Special or enhanced pension or retirement programs.

Summary

The primary goals of our compensation programs are to attract, motivate and retain the most talented and dedicated employees and to align compensation with enhancing shareholder value. Our compensation programs are intended to:

•

motivate our named executive officers by providing the large majority of their overall compensation through an incentive compensation program that ties awards to corporate financial metrics and individual performance goals that the Compensation Committee believes will build shareholder value, and

•	align each named executive officer’s incentives with those of shareholders by delivering a substantial portion of their compensation in the form of restricted share grants.

2013 Compensation

Performance versus Corporate Financial Metrics. In 2013, the Company’s performance against its corporate financial metrics resulted in an incentive compensation pool equal to 104% of the total target, as show in the table below.

Metric	2013 Target	2013 Performance	Performance Range	Performance	Weighted Score
Adjusted Return on Equity[1]	6.97%	3.74%	50-150%	54%	14%
Cash Flow per Share[1]	$6.41	$6.27	85-115%	98%	49%
New Investments	$1 Billion	$1.45 Billion	60-125%	145%	41%
Total					104%

[1]	A reconciliation between non-GAAP performance metrics and GAAP results is included as Appendix A to this proxy statement.

Adjusted Return on equity was below the target metric due primarily to the large asset impairment recorded in the third quarter of 2013, while the Company’s new investments exceeded 2013 targets by a significant margin. Cash flow per share was in line with the target, reflecting solid portfolio management and solid lease placement and transition execution.

Individual Incentive Compensation Actions for 2013

The Company’s overall performance in 2013 was strong, with new investments exceeding the target by 45%. These investments have improved the overall quality of the company’s portfolio and customer base. The senior management team also enhanced the Company’s shareholder base, as evidenced by the sale of 15.25% of the Company’s common shares to an affiliate of Marubeni Corporation, or Marubeni, and the formation of an aircraft leasing joint venture with Ontario Teachers’ Pension Plan, or Teachers’, our second largest shareholder. The Company’s operating performance was also very good, as demonstrated by our high level of aircraft utilization and steady rental revenue yields, success in accessing the debt financing markets on attractive terms, and by increased, profitable asset sales, including end of life aircraft dispositions. In addition, total return to shareholders in 2013 was approximately 60%, and each of our named executive officers exceeded the individual performance goals set for him for 2013.

Based on these factors, and the corporate performance achievement of 104%, the Compensation Committee took the following actions:

Named Executive Officer	Incentive Compensation[1]	Rationale

Ron Wainshal	$600,000 cash $1,400,000 restricted share grant $300,000 special restricted share grant

Mr. Wainshal drove the company’s value-oriented investment strategy and its approach to the financial markets. He played a leading role in the Marubeni and Teachers’ transactions and took steps to enhance the Company’s senior management team.

In recognition of significant achievements to build long-term value for the Company, and in line with Mr. Wainshal’s request that any incentive compensation in excess of target levels be delivered in the form of restricted share grants subject to future vesting, the Compensation Committee awarded to Mr. Wainshal a special restricted share grant for 2013.

Michael Inglese	$575,000 cash $575,000 restricted share grant	Mr. Inglese led the Company’s financing, investor relation and corporate planning efforts. His work resulted in completing several important debt financing transactions and he played a key role in negotiating both the Marubeni and Teachers’ transactions. He also made significant contributions towards the Company’s strategic plan.

David Walton	$550,000 cash $550,000 restricted share grant	Mr. Walton led the Company’s operations and its legal team and played a key role in shaping corporate strategy. His efforts were critical in the Company’s achieving strong aircraft utilization levels, efficiently managing its technical efforts and in executing its asset sales program. Mr. Walton also played an important role in negotiating and executing the Marubeni and Teachers’ transactions.

Named Executive Officer	Incentive Compensation[1]	Rationale

Michael Kriedberg	$530,000 cash $530,000 restricted share grant	Mr. Kriedberg joined the Company in April 2013 and took responsibility for aircraft acquisitions, placements and sales. In this regard, Mr. Kriedberg played a key role in the Company’s strong level of investments during 2013 and helped to refine our investment strategy.

Joseph Schreiner	$214,900 cash $76,600 restricted share grant	Mr. Schreiner led the Company’s technical efforts and played an important role in the Company’s success in redeploying aircraft coming off lease. He also helped develop a very cost effective engine management program and played an important role in successful end-of-life aircraft dispositions.

(1)	All restricted share grants vest in equal installments on January 1, 2015, 2016 and 2017, subject to the terms and conditions of the 2005 Plan.

How We Make Decisions

Risk. The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. We believe that our compensation programs encourage and reward prudent business judgment and appropriate risk-taking, with the overall goal of building sustainable and profitable growth and enhancing shareholder value.

The Compensation Committee believes that none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company. For example, base salary is a fixed amount and, while it is a relatively modest part of the overall compensation for our named executive officers, it does not encourage risk taking. The incentive compensation program, which delivers the majority of total compensation for our named executive officers, contains elements that mitigate risk without detracting from the incentive nature of the program, including:

•	the use of multiple corporate financial performance metrics, rather than relying on a single measure;

•	the use of wide ranges for these financial performance metrics, so that the earning of the awards is not an “all or nothing” proposition;

•

having a large portion of the incentive compensation award for our named executive officers delivered in the form of restricted shares that vest over a three year period, increasing the focus on longer-term performance and shareholder value growth; and

•	the adoption of robust share ownership guidelines.

In addition, the Compensation Committee determined that a claw-back policy will be adopted by the Company pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and the listing requirements of the NYSE, promptly following the adoption of final rules by the SEC, and that incentive compensation awards will be subject to that policy.

Role of Executive Officers and Compensation Consultant. The Compensation Committee sets the corporate financial metrics at the beginning of the year based on discussions with and recommendations of the Company’s senior management team, and following consultations with other members of the Board. Individual performance goals for the Chief Executive Officer are determined by the Compensation Committee, and the individual performance goals for the other named executive officer are established by the Chief Executive Officer after consultation with the Compensation Committee. The senior management team presents to the Compensation Committee a summary comparison of the Company’s actual performance against the corporate financial metrics and discusses corporate performance in detail with the Compensation Committee regularly during the year. We also share these discussions with the full Board on a regular basis.

After the end of the year, the Compensation Committee, in executive session with the Board, reviews its appraisal of our Chief Executive Officer’s performance and its preliminary determination of his performance against the Company’s corporate performance metrics and his individual goals. The Compensation Committee then makes its final decision about the Chief Executive Officer’s compensation after that review. Executive officers have no role in determining the Chief Executive Officer’s compensation. The Chief Executive officer makes recommendations to the Compensation Committee concerning the incentive compensation each other named executive officer’s individual performance. The Compensation Committee makes a final determination of the incentive compensation for each named executive officer after consultation with the Board.

The Compensation Committee has access to competitive market data in evaluating the competitiveness of our overall compensation structure and levels. The Compensation Committee uses such data to develop a general understanding of current compensation practices, but does not rely on such data to provide a strict framework for making compensation decisions.

The Compensation Committee retained the firm of McLagan, an AON Hewitt company, an independent compensation consultant, to advise the Compensation Committee in 2013. McLagan did not assist the Compensation Committee in making any decisions under the Company’s compensation programs in 2013. McLagan provided advice in connection with the adoption of the Aircastle Limited 2014 Omnibus Incentive Plan, or the 2014 Plan, and is reviewing the Company’s compensation programs with the Compensation Committee and assisting the Compensation Committee in evaluating whether to make any adjustments to the Company’s compensation programs in the future. The services provided by McLagan are under the direction and authority of the Compensation Committee. McLagan has no other direct or indirect business relationships with the Company or our senior management team other than certain insurance brokerage arrangements provided by an affiliate of McLagan, and other than the Company’s participation in a broad industry compensation survey directed by McLagan. Total fees paid to AON for insurance brokerage services for our aviation assets totaled $133,647 in 2013. McLagan does not provide any services to management and had no relationship with management prior to the engagement. Representatives of McLagan attended selected Compensation Committee meetings and provided objective third-party advice and compensation market perspectives. The Compensation Committee concluded that the advice it receives from McLagan is objective and does not raise any conflict of interest.

Share Ownership Guidelines

The Compensation Committee believes that significant common share ownership by management aligns the interests of management with those of the shareholders. Accordingly, the Company adopted Ownership Guidelines providing for the following levels of share ownership applicable to our Chief Executive Officer, Chief Commercial Officer, Chief Financial Officer and Chief Operating Officer (based on the aggregate value of this share ownership as of any date of determination).

Position	Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	2x
Chief Commercial Officer	2x
Chief Operating Officer	2x

The Ownership Guidelines provide for a phase-in period, according to which a relevant officer should satisfy the Ownership Guidelines by the later of March 14, 2017 or the fifth anniversary of his or her initial appointment or promotion. As of March 31, 2014, each of the above officers complied with the Ownership Guidelines.

Tax Implications of Our Compensation

The Compensation Committee considers the tax implications of our compensation programs, including the implications of Section 162(m) of the Internal Revenue Code of 1986 as amended, referred to herein as the Internal Revenue Code, which limits the deductibility of certain compensation to US$1,000,000 per year for our Chief Executive Officer and for each of the other three most highly compensated named executive officers (other than our Chief Financial Officer) who are employed at year-end. Performance-based compensation may be excluded from this limitation.

The Company anticipates that a portion of the compensation for named executive officers with respect to 2013 will not be deductible by the Company under Section 162(m) and that the increase in U.S. corporate tax as a consequence of such non-deductibility will be approximately US$545,000. Beginning in 2014, the Compensation Committee expects to transition to an incentive compensation program that will allow new cash bonus and restricted share grants in future years to be excluded from the limitations of Section 162(m) and will therefore be deductible, provided that the 2014 Plan is approved by our shareholders, as described in greater detail below in Proposal No. 4 in this proxy statement, and certain other requirements are satisfied.

Last Year’s Say on Pay Vote

At our 2013 Annual Meeting, our shareholders were provided with the opportunity to cast an advisory vote on the compensation of our named executive officers in 2012. The Company’s say on pay vote yielded an 84% approval. Notwithstanding this favorable vote, we continue to seek input from our shareholders to understand their views with respect to the Company’s approach to compensation, and in particular in connection with the Compensation Committee’s efforts to tie compensation to performance. Dialogue with our investors provides meaningful feedback to management and to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee of the Board was composed of Messrs. Hacker, Merriman and Pollard and Ms. Mura. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on our Board or on the Compensation Committee that require disclosure under applicable SEC regulations.

Compensation Overview

The table below sets forth information regarding 2013, 2012 and 2011 compensation for each of our named executive officers, presenting each bonus and stock grant for the service year with respect to which it was earned, as opposed to the year in such bonus and stock grants were actually awarded. Note that the SEC-required Summary Compensation Table (shown on page 24) requires disclosure of equity based grants in the year they were awarded, even if they were in respect of service in a prior year. Therefore if an incentive award was earned in respect of service in one fiscal year, but paid in the subsequent fiscal year it would be included as compensation in the subsequent fiscal year in the Summary Compensation Table. The presentation below reflects how our Compensation Committee views year-over-year changes to the compensation for our named executive officers. It is important to recognize that the way the Compensation Committee presents compensation for our named executive offices in the table below is different from the SEC-required disclosure in the Summary Compensation

Table and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee reviews total compensation for our named executive officers across different periods during its decision-making process.

Name and Principal Position	Fiscal Year	Salary (US$)	Cash Bonus (US$)	Equity Incentive Awards (US$) (1)	All Other Compensation (US$) (2)	Total (US$)
Ron Wainshal
Chief Executive Officer	2013 2012 2011	600,000 600,000 600,000	600,000 510,000 510,000	1,699,998 1,019,988 1,002,800	120,482 112,881 115,022	3,020,480 2,242,869 2,227,822
Michael Inglese
Chief Financial Officer	2013 2012 2011	435,609 400,000 400,000	575,000 400,000 340,000	575,025 400,004 334,271	51,159 47,765 74,907	1,636,793 1,247,769 1,149,178
David Walton
Chief Operating Officer and General Counsel	2013 2012 2011	471,218 400,000 400,000	550,000 400,000 400,000	550,004 400,004 393,262	54,229 52,636 72,184	1,625,451 1,252,640 1,265,446

Michael Kriedberg (3)
Chief Commercial Officer	2013	346,795	530,000	529,977	106,779	1,513,551

Joseph Schreiner
Executive Vice President, Technical	2013 2012 2011	275,000 275,000 270,833	214,900 181,000 175,000	76,577 53,994 49,161	16,874 16,674 20,382	583,351 526,668 515,376

(1)

The amounts reported in the “Equity Incentive Awards” column of the table above for 2013, 2012 and 2011 reflect the aggregate fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718.

(2)

The amounts reported in “All Other Compensation” column represent dividends paid on unvested shares, Company contributions made during 2013 to each named executive officer’s 401(k) plan account and certain insurance premiums paid by the Company.

(3)

In connection with his appointment as our Chief Commercial Officer in April 2013, Mr. Kriedberg received a grant of 180,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January  1, 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is comprised of four Independent Directors, operates pursuant to a written charter which is available at http://www.aircastle.com under “Investors — Corporate Governance.”

The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company’s compensation plans and practices and works with management to establish the Company’s executive compensation philosophy and programs. The members of the Committee at the end of 2013 were Charles W. Pollard (Chair), Douglas A. Hacker, Ronald L. Merriman and Agnes Mura.

The Committee has reviewed and discussed the foregoing compensation discussion and analysis with management and, based on that review and discussion, has recommended to the Board that it be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Charles W. Pollard, Chair
Douglas A. Hacker
Ronald L. Merriman Agnes Mura

Summary Compensation Table for 2013

The table below sets forth the SEC-required summary compensation for 2013, 2012 and 2011 compensation for each of our named executive officers.

Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)	Stock Awards (US$) (1)		All Other Compensation (US$) (2)	Total (US$)
Ron Wainshal
Chief Executive Officer	2013 2012 2011	600,000 600,000 600,000	600,000 510,000 510,000	1,019,988 1,002,800 1,317,882	(3)	120,482 112,881 115,022	2,340,470 2,225,681 2,542,904
Michael Kriedberg
Chief Commercial Officer	2013	346,795	530,000	2,404,800	(4)	106,779	3,388,374

David Walton
Chief Operating Officer, General Counsel	2013 2012 2011	471,218 400,000 400,000	550,000 400,000 400,000	400,004 393,262 494,196	(3)	54,229 52,636 72,184	1,475,451 1,245,898 1,366,380
Michael Inglese
Chief Financial Officer	2013 2012 2011	435,609 400,000 400,000	575,000 400,000 340,000	400,004 334,271 439,294	(3)	51,159 47,765 74,907	1,461,772 1,182,036 1,254,201
Joseph Schreiner
Executive Vice President, Technical	2013 2012 2011	275,000 275,000 270,833	214,900 181,000 175,000	53,994 49,161 65,875	(3)	16,874 16,674 20,382	560,768 521,835 532,090

(1)

The amounts reported in this column for 2013, 2012 and 2011 reflect the aggregate fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. See “Grants of Plan-Based Awards” below for additional information regarding restricted share grants made to our named executive officers in 2013.

(2)

The amounts reported in this column consist of (i) the following dividend payments made by the Company on unvested restricted common shares for each named executive officer in 2013: Mr. Wainshal-US$108,642; Mr. Kriedberg- US$95,400; Mr. Walton-US$42,201; Mr. Inglese-US$39,183; and Mr. Schreiner-US$ 5,546; and (ii) Company contributions made during 2013 to each named executive officer’s 401(k) plan account and certain insurance premiums paid by the Company.

(3)

Represents stock awards granted in 2013 in respect of service for fiscal 2012. Stock awards in respect of service for fiscal 2013 were approved by the Compensation Committee and communicated to the named executive officers in February 2014. The aggregate grant date fair value of stock awards in respect of service in fiscal year 2013, which vest over three years and were communicated in February 2014 are as follows: Mr. Wainshal-US$1,699,998; Mr. Kriedberg-US$529,977; and Mr. Walton-US$ 550,004; Mr. Inglese-US$ 575,025; and Mr. Schreiner US$76,577.

(4)

In connection with his appointment as our Chief Commercial Officer in April 2013, Mr. Kriedberg received a grant of 180,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January 1, 2014.

GRANTS OF PLAN-BASED AWARDS FOR 2013

The following table sets forth information regarding restricted share grants made to our named executive officers under the 2005 Plan during the year ending December 31, 2013:

Name	Grant Date (1)	Date of Comp. Comm. Action (1)	Number of Shares of Stock or Units (#) (1)		Grant Date Per Share Fair Value (US$) (1)	Grant Date Fair Value of Stock Awards (US$) (1)
Ron Wainshal	2/18/2013	2/18/2013	72,597		14.05	1,019,988
Mike Kriedberg	4/22/2013	4/12/2013	180,000	(2)	13.36	2,404,800
David Walton	2/18/2013	2/18/2013	28,470		14.05	400,004
Michael Inglese	2/18/2013	2/18/2013	28,470		14.05	400,004
Joseph Schreiner	2/18/2013	2/18/2013	3,843		14.05	53, 994

(1)

Represents stock awards granted in 2013 in respect of service for fiscal 2012. Stock awards in respect of service for fiscal 2013 were approved by the Compensation Committee and communicated to the named executive officers in February 2014. The aggregate grant date fair value of stock awards in respect of fiscal year 2013, which vest over three years and were communicated in February 2014 are as follows: Mr. Wainshal-US$ 1,699,998; Mr. Kriedberg-US$529,977; Mr. Walton-US$ 550,004; Mr. Inglese-US$ 575,025; and Mr. Schreiner US$76,577.

(2)

In connection with his appointment as our Chief Commercial Officer in April 2013, Mr. Kriedberg received a grant of 180,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January 1, 2014.

Employment Agreements with Named Executive Officers

Through our subsidiary, Aircastle Advisor LLC, we entered into an employment agreement or employment letter with each of our named executive officers. These employment agreements or letters generally provide for payment of an annual base salary and the executives’ eligibility to receive an annual cash bonus with, in the case of Messrs. Wainshal, Inglese, Kriedberg and Walton, indicated target annual cash bonus and equity incentive award levels. In addition, the employment letters provide that each executive is entitled to receive the same employee benefits as we provide to our employees generally.

Each employment letter provides that the named executive officer is employed ‘‘at will’’ and may be terminated at any time and for whatever reason by either us or him. A summary of the payments and benefits to be provided to the named executive officers upon a termination of employment, along with a description of the restrictive covenants applicable to each executive, is set forth below in the section entitled “Potential Payments upon Termination or Change in Control.”

Restricted Share Provisions in the 2005 Plan

Change in Control. Subject to applicable law, in the event of a change in control, as defined in the plan, certain other corporate transactions, changes in corporate structure, special dividends and similar corporate events, the plan administrator has discretion to cancel any outstanding restricted shares, in exchange for payment in cash or other property. Unless otherwise determined by the plan administrator and evidenced in an award agreement, if (i) a change in control transaction occurs that includes a continuation, assumption or substitution of certain awards under the plan, (ii) a plan participant’s employment is terminated by the employer other than for cause within the 12 months following the change in control, and (iii), in the case of participants who are entitled to receive severance under an employment agreement upon termination by the participant for good reason (as defined in the participant’s employment agreement), upon such a termination for good reason within the 12 months following a change in control, then restrictions will lapse with respect to any outstanding restricted shares.

Rights of Participants.    Participants with restricted shares generally have all of the rights of shareholders, including the right to vote the shares and the right to receive dividends at the same rate paid to other holders of common shares. Subject to the provisions of the plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance goals or a participant’s termination of employment or service. Upon a participant’s death or disability, the vesting of that participant’s unvested restricted shares will accelerate.

Adjustments.    In the event of a merger, amalgamation, consolidation, reorganization, recapitalization, bonus issue, share dividend or other change in corporate structure affecting the common shares, the plan administrator may, subject to certain limitations, make an equitable substitution or proportionate adjustment in, among other things, the kind, number and purchase price of common shares subject to outstanding awards of restricted shares or other share-based awards granted under the plan. In addition, the plan administrator, in its discretion, may terminate all awards (other than fully vested restricted shares, deferred shares and performance shares) with the payment of cash or in-kind consideration.

Repurchase of Shares for Withholding Taxes upon Vesting.    The plan gives the plan administrator the authority to permit a participant to satisfy any federal, state or local withholding taxes due upon vesting of restricted shares by electing to have the Company repurchase a sufficient number of common shares, at Fair Market Value (as defined in the plan) on the day of vesting. During 2013, our named executive officers and five directors, Ms. Mura and Messrs. Bisignani, Hacker, Merriman and Pollard, made such an election of a sufficient number of shares, and the plan administrator approved such elections.

Restricted Share Agreements.    The restricted share agreements with each of Messrs. Wainshal, Inglese, Kriedberg and Walton provide that if his employment with the Company is terminated by the Company without “cause” (as defined in his employment agreement) or, if applicable, by the executive with “good reason” (as defined in his employment agreement), then the shares, if any, that are not vested as of the date of such termination will continue to vest according to the original vesting schedule subject to the executive’s execution of a separation agreement which includes a general release of claims. In the event that the executive’s employment is terminated by the Company without cause or by the executive for good reason, in each case within 120 days prior to or within 12 months following a Change of Control, then 100% of the shares, if any, that are not vested as of the date of such termination shall immediately vest. The restricted share agreements with Mr. Schreiner provide that if his employment is terminated without ‘‘cause,’’ as defined in the plan, the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control, all of the restricted shares that are unvested as of the termination will immediately vest.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2013

The following table summarizes the unvested portion of the restricted share grants of our named executive officers under the 2005 Plan, as of December 31, 2013:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (US$) (1)
Ron Wainshal	156,320	(2)	2,995,091
Michael Kriedberg	180,000	(3)	3,448,800
David Walton	60,721	(4)	1,163,414	(6)
Michael Inglese	56,378	(5)	1,080,202
Joseph Schreiner	7,980	(6)	152,897	(5)

(1)	Valued at a common share price of US$19.16, the reported closing price for our common shares on the NYSE on December 31, 2013, the last trading day of 2013.

(2)	These 156,320 restricted shares vest in increments of 82,995, 49,126 and 24,199 each January 1, commencing January 1, 2014.

(3)

In connection with his appointment as our Chief Commercial Officer in April 2013, Mr. Kriedberg received a grant of 180,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January 1, 2014

(4)	These 60,721 restricted shares vest increments of 31,966, 19,265 and 9,490 each January 1, commencing January 1, 2014.

(5)	These 56,378 restricted shares vest in increments of 29,089, 17,799 and 9,490 each January 1, commencing January 1, 2014.

(6)	These 7,980 restricted shares vest in increments of 4,196, 2,503 and 1,281 each January 1, commencing January 1, 2014.

OPTION EXERCISES AND STOCK VESTED FOR 2013

The following table summarizes restricted share grants of our named executive officers that vested during the year ending December 31, 2013:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (US$) (1)
Ron Wainshal	80,897	1,014,448
David Walton	34,410	431,501
Michael Inglese	30,832	386,633
Joseph Schreiner	4,882	61,220
Michael Kriedberg (2)	0	0

(1)	The aggregate dollar value realized is calculated based on the US$12.54 per share price of our common shares on the vesting date, which was January 1, 2013.

(2)	Mr. Kriedberg became the Chief Commercial Officer of the Company in April 2013.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control, as defined below. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems such action advisable. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2013, with equity-based amounts valued US$19.16 per common share, the reported closing price for our common shares on the NYSE on December 31, 2013:

Circumstances of Termination

Name/Benefit	Voluntary resignation by executive (US$)	Termination by us for cause (US$)	Termination by us without cause (US$)	Termination by us without cause or by executive for good reason following change in control (US$)(1)	Termination by executive for good reason (US$)	Normal retirement (US$)	Disability (US$)	Death (US$)
Ron Wainshal
Cash Severance	—	—	1,200,000	2,400,000	1,200,000	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	600,000 25,119	600,000 25,119	600,000 25,119	—	—	—
Vacation	64,615	64,615	64,615	64,615	64,615	64,615	64,615	64,615
Market Value of Accelerated Vesting of Restricted Shares	—	—	2,995,091	2,995,091	2,995,091	—	2,995,091	2,995,091
Michael Kriedberg
Cash Severance	—	—	1,000,000	2,000,000	1,000,000	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	500,000 25,119	500,000 25,119	500,000 25,119	—	—	—
Vacation	53,846	53,846	53,846	53,846	53,846	53,846	53,846	53,846
Market Value of Accelerated Vesting of Restricted Shares(2)	—	—	3,448,800	3,448,800	3,448,800	—	3,448,800	3,448,800
David Walton
Cash Severance	—	—	1,000,000	2,000,000	1,000,000	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	500,000 25,119	500,000 25,119	500,000 25,119	—	—	—
Vacation	53,846	53,846	53,846	53,846	53,846	53,846	53,846	53,846
Market Value of Accelerated Vesting of Restricted Shares	—	—	1,163,414	1,163,414	1,163,414	—	1,163,414	1,163,414
Michael Inglese
Cash Severance	—	—	900,000	1,800,000	900,000	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	450,000 25,119	450,000 25,119	450,000 25,119	—	—	—
Vacation	48,462	48,462	48,462	48,462	48,462	48,462	48,462	48,462
Market Value of Accelerate Vesting of Restricted Shares	—	—	1,080,202	1,080,202	1,080,202	—	1,080,202	1,080,202
Joseph Schreiner
Cash Severance	—	—	—	—	—	—	—	—
Pro-rata Bonus COBRA Reimbursement			—	—	—	—	—	—
Vacation	29,615	29,615	29,615	29,615	29,615	29,615	29,615	29,615
Market Value of Accelerated Vesting of Restricted Shares	—	—	80,395	152,897	—	—	152,897	152,897

(1)

As described below, the total amount of payments for each named executive officer may be subject to reduction to the extent necessary to avoid an excise tax under Section 4999 of the Internal Revenue Code.

(2)

In connection with his appointment as our Chief Commercial Officer in April 2013, Mr. Kriedberg received a grant of 180,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January 1, 2014.

As described above in the section entitled “Employment Agreements with Named Executive Officers,” we, through our subsidiary, Aircastle Advisor LLC, have entered into employment letters with our named executive officers which set forth certain terms and conditions of their employment relating to termination and termination payments.

Under the employment agreements for Messrs. Wainshal, Inglese, Kriedberg and Walton:

•

if the employment of such named executive officer is terminated without “cause” or with “good reason” (as defined in such employment agreement), and if he signs a general release of claims and complies with the covenants described below, then he will be entitled to receive (i) an amount equal to the sum of the base salary and target annual cash bonus for the year of termination, payable over a one-year period (two times such amount and payable in a lump sum if the termination occurs within 120 days prior to or within one year following a “change of control” as defined in such employment agreement), (ii) a pro-rata annual bonus for the year of termination, (iii) reimbursement of COBRA premiums for up to 12 months and (iv) continued vesting of all outstanding equity awards pursuant to their original vesting schedule (immediate vesting and payment of all outstanding equity awards in the event of a “change in control”);

•

if any amounts to be paid to such named executive officer would constitute “excess parachute payments” subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the amount will be reduced to the extent necessary to avoid the excise tax, but in the case of Mr. Wainshal only if such reduction results in a higher after-tax payment to Mr. Wainshal; and

•

such named executive officer covenants not to compete with Aircastle for six months following termination of his employment for any reason and will not solicit the employees of Aircastle or the clients or customers of Aircastle for competing business, in each case, for a period of 12 months following termination.

Mr. Schreiner’s employment letter provides that he will not compete with us during his employment, and, through the end of the one-year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one-year period following his termination of employment. In accordance with the restricted share agreement, if we terminate his employment without ‘‘cause,’’ as defined in the 2005 Plan, the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control, all of the restricted shares that are unvested as of the termination will immediately vest.

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2013, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	906,283
Equity compensation plans not approved by security holders	—	—	—

Total			906,283

Under the terms of the 2005 Plan, the number of shares available for future issuance under the 2005 Plan will increase annually each January 1 by 100,000 shares through and including January 1, 2016; accordingly, the number of shares available for future issuance under the 2005 Plan, automatically increased by 100,000 shares on January 1, 2014.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed our audited 2013 financial statements and discussed them with Aircastle’s management, addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures. Our independent registered public accounting firm, Ernst & Young, or EY, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit of the financial statements. The Audit Committee monitors and reviews the audit. The Audit Committee also reviewed and discussed with EY the audited financial statements and the matters required by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board and other matters the Committee deemed appropriate.

The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Ernst & Young its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Aircastle is compatible with maintaining such auditors’ independence.

Based on its discussions with management and EY, and its review of the representations and information provided by management and EY, the Audit Committee recommended to the Board that the audited financial statements be included in Aircastle’s Annual Report on Form 10-K for the year ended December 31, 2013. In addition, the Audit Committee has also recommended, subject to shareholder approval, the appointment of EY as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2014.

Respectfully submitted,

The Audit Committee

Ronald L. Merriman, Chair
Ronald W. Allen
Douglas A. Hacker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of material provisions of certain transactions we have entered into with our executive officers, directors or 5% or greater shareholders. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Sale of Common Shares to Marubeni Corporation

On July 12, 2013, the Company completed the issuance to Marubeni of 12,320,000 common shares of Aircastle, representing 15.25% of Aircastle’s issued and outstanding common shares, after giving effect to the issuance, at a price of $17.00 per share, for gross proceeds of approximately $209,000,000. Pursuant to a Shareholder Agreement between the parties that became effective upon the completion of the issuance, Marubeni will have the right to designate two directors for appointment to Aircastle’s board of directors, with the initial appointment to be made prior to August 14, 2013. The Shareholder Agreement also contains certain provisions relating to Marubeni’s and its affiliates’ ability to transfer and acquire Aircastle’s securities.

Shareholder Agreement. In connection with the sale of common shares to Marubeni, on June 6, 2013, the parties entered into the Shareholder Agreement, which became effective upon the completion of the issuance, referred to as the closing. The Shareholder Agreement provides certain rights to Marubeni with respect to the designation of directors for election to our Board. The Shareholder Agreement also includes certain standstill restrictions, including restrictions on direct or indirect acquisitions of voting securities of the Company that would result in Marubeni and its affiliates collectively holding (i) more than 21% of the voting power of the Company prior to the third anniversary of the closing or (ii) more than 27.5% of the voting power of the Company prior to the tenth anniversary of the closing. These standstill restrictions contain customary exceptions and will terminate upon, among other things, the acquisition by a third party of the beneficial ownership of more than 30% of the voting power of the Company. In addition, the Shareholder Agreement includes certain voting restrictions that apply if Marubeni and its affiliates collectively own more than 21% of the voting power of the Company. The Shareholder Agreement also contains restrictions on Marubeni’s ability to transfer common shares for three years following the closing of the issuance, subject to certain exceptions, and contains customary registration rights provisions relating to resales of common shares by Marubeni.

Designation and Election of Directors. Pursuant to the Shareholder Agreement, subject to the terms and conditions expressed therein, Marubeni will have the right, for so long as it beneficially owns (i) at least 5% but less than 15% of the voting power of the Company, to designate one director for appointment to the Board; (ii) at least 15% but less than 25% of the voting power of the Company, to designate two directors for appointment to the Board; and (iii) 25% or more of the voting power of the Company, to designate three directors for appointment to the Board, with the initial appointment to be made prior to August 14, 2013. On August 2, 2013, Marubeni designated Messrs. Konto and Toya to the Board in accordance with the Shareholder Agreement. If at any time the number of our directors entitled to be designated by Marubeni pursuant to the Shareholder Agreement shall decrease, within 20 days thereafter, Marubeni shall cause a sufficient number of its designated directors to resign and any vacancies created by these resignations shall be filled by a majority vote of the Board.

Formation of Joint Venture with Ontario Teachers’ Pension Plan

In December 2013, we formed a joint venture to invest in leased aircraft with an affiliate of Teachers’. The joint venture’s first investment is two Airbus A330 family aircraft manufactured in 2013 that we sold to the joint venture. We will also provide marketing, asset management and administrative services to the joint venture and will be paid market-based fees for those services. Teachers’ holds more than 5% of our common shares and, therefore, the formation of the joint venture and the sale of the initial Airbus A330 family aircraft are related party transactions under our Related Party Policy. Accordingly, the formation of the joint venture and the sale of these aircraft was submitted to, and approved by, our Audit Committee under our Related Party Policy.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

In April 2007, our Board adopted a Policy and Procedures with Respect to Related Person Transactions, our Related Person Policy. Pursuant to the terms of the Related Person Policy, the Audit Committee must review and approve in advance any related person transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules that may be established by the Audit Committee to cover specific categories of transactions, including the guidelines described below. All Related Persons, as defined below, are required to report to our legal department any such related person transaction prior to its completion, and the legal department will determine whether it should be submitted to the Audit Committee for consideration.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds US$120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A Related Person is any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Proposal No. 1

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The first proposal is to elect three Class II directors to serve until the 2017 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. While the committee does not specifically set any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in our business and his or her educational and professional background. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee recommended to the Board, and the Board unanimously approved, the nomination of the following as Class II directors:

Name	Age	Position
Ronald L. Merriman	69	Class II Director
Agnes Mura	64	Class II Director
Charles W. Pollard	56	Class II Director

Biographical information regarding these nominees, including a description of the particular experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and Board to conclude that each nominee should serve on the Board, is described above on page 5. The participation of these nominees in committee work is described in “Committees of the Board,” above, and their ownership of common shares is described in “Security Ownership of Certain Beneficial Owners and Management,” also above.

Our Board currently consists of 10 directors, the maximum permitted under the Bye-laws, and is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2016, 2014 and 2015, respectively. The Board unanimously proposes as nominees for election at the Annual Meeting the three existing Class II directors, Ms. Agnes Mura and Messrs. Ronald L. Merriman and Charles W. Pollard. If elected at the Annual Meeting, the Class II directors will hold office from election until the 2017 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board may recommend.

The Board recommends that you vote FOR the above-named nominees to serve as our directors until the 2017 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. Unless otherwise instructed, we will vote all proxies we receive FOR Mr. Merriman, Ms. Mura and Mr. Pollard.

Proposal No. 2

AMENDMENT TO THE COMPANY’S BYE-LAWS

TO INCREASE THE SIZE OF THE BOARD

(Item 2 on Proxy Card)

Under bye-law 36.1 of our current Bye-laws, the Board shall consist of not less than three and not more than such maximum number of Directors, not exceeding 10 Directors, as the Board may from time to time determine. The number of directors currently is fixed at 10.

At the Annual Meeting, shareholders will be asked to approve and adopt an amendment to the Company’s Bye-laws to increase the maximum size of the Board from 10 directors to 12 directors as described below. The Board is making this recommendation because the Board has identified a very qualified candidate for the Board, Michael J. Cave, and intends to appoint him to serve as a Class II director in May 2014 if this Proposal is approved by shareholders. Mr. Cave’s biographical information follows:

Michael J. Cave has served as a Senior Vice President of The Boeing Company and President of Boeing Capital Corp., a wholly owned subsidiary of The Boeing Company, since 2009. Mr. Cave served as Senior Vice President of Business Development and Strategy for Boeing from 2007 to 2009. Prior to that, Mr. Cave served as Senior Vice President and Chief Financial Officer of Boeing Commercial Airplanes and as Vice President of Finance for Boeing Information, Space & Defense Systems from 1998 through 2006. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing’s defense and commercial businesses. He holds a bachelor’s degree in engineering from Purdue University. Mr. Cave is a director of Harley–Davidson, Inc. He was named one of the 100 Most Important Hispanics in Technology and Business for 2006 by Hispanic Engineer and Information Technology magazine. Mr. Cave has advised the Board that he will retire from The Boeing Company, effective May 8, 2014.

In addition, Section 3.2 (c) of the Shareholder Agreement requires us to seek approval for increasing the maximum size of the Board because Marubeni will have the right to nominate an additional member of our Board upon the appointment of Mr. Cave.

The proposed amendment would provide as follows:

RESOLVED THAT, the maximum size of the Board of Directors of the Company be increased from 10 directors to 12 directors by deleting the number “10” in the second line of Bye-law 36.1 of the Bye-laws of the Company and inserting the number “12” in its place.

The Board recommends that you vote FOR the amendment to Bye-law 36.1.

Proposal No. 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (WHICH CONSTITUTES THE AUDITOR FOR PURPOSES OF BERMUDA LAW) AND THE AUTHORIZATION OF THE DIRECTORS OF AIRCASTLE LIMITED, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES.

(Item 3 on Proxy Card)

The Audit Committee Charter, as well as Section 301 of the Sarbanes-Oxley Act, Rule 10A-3(b)(2) under the Exchange Act and the related NYSE listing standards, require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the listed issuer. In accordance with these requirements, the Audit Committee and the Board recommend that the shareholders appoint the firm of EY, to be the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) for fiscal year 2014 and to authorize the directors of the Company, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees. EY was also the Company’s independent registered public accounting firm for 2013. Before selecting EY, the Audit Committee carefully considered EY’s qualifications as the registered public accounting firm for Aircastle. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with EY in all of these respects. The committee’s review included inquiry concerning any litigation involving EY and any proceedings by the SEC against the firm.

The Audit Committee also oversees the work of EY, and EY reports directly to the Audit Committee. The Audit Committee also reviews and approves EY’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Aircastle and EY. The Audit Committee also reviews and discusses with EY their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year. Representatives of EY will be present and available to answer questions at the Annual Meeting and are free to make statements during the Annual Meeting.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

In connection with the audit of the 2013 financial statements, the Company entered into an engagement letter with EY which set forth the terms by which EY has performed audit services for the Company. The following summarizes the fees paid by us to EY for professional services rendered in 2013 and 2012:

	2013		2012
Audit Fees (1)	US$	2,318,150	US$	2,096,000
Audit-Related Fees		—		—
Tax Fees (2)	US$	552,000	US$	385,000
All Other Fees	US$	3,300	US$	3,300

(1)

Represents fees for the audit of the Company’s consolidated financial statements and internal control over financial reporting, the reviews of interim financial statements included in the Company’s Forms 10-Q, audits of subsidiaries required under the terms of certain of our debt agreements, consultations concerning financial accounting and reporting standards, statutory audits and services rendered relating to the Company’s registration statements

(2)	Represents fees related primarily to assistance with tax compliance matters, including international, federal and state tax return preparation, and consultations regarding tax matters.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all services performed by the Company’s independent registered public accounting firm and related fee arrangements. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated, and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee pursuant to the Sarbanes-Oxley Act. In accordance with this policy, the Audit Committee pre-approved all services to be performed by the Company’s independent registered accounting firm.

The Board recommends that you vote FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014 and the authorization of the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Proposal No. 4

APPROVAL OF THE AIRCASTLE LIMITED 2014 OMNIBUS INCENTIVE PLAN

(Item 4 on Proxy Card)

Introduction

The Board adopted the Aircastle Limited 2014 Omnibus Incentive Plan, referred to as the 2014 Plan, on March 14, 2014, which is the Effective Date, subject to shareholder approval. The 2014 Plan will become effective as of the Effective Date upon shareholder approval and will not become effective if such approval is not received.

We currently maintain the Amended and Restated Aircastle Limited 2005 Equity and Incentive Plan, as amended from time to time, referred to as the 2005 Plan, which provides for the issuance of equity-based awards in various forms. As of the Record Date, approximately 713,540 common shares remained available for issuance under the 2005 Plan. If our shareholders approve the 2014 Plan, no new awards will be granted under the 2005 Plan, provided that awards that are outstanding under the 2005 Plan as of the date of such shareholder approval will remain outstanding and will continue to vest subject to the terms and conditions of the 2005 Plan and the applicable awards agreements.

If our shareholders vote to approve the 2014 Plan, approximately 2,500,000 common shares, which includes the 713,540 common shares that remain available for issuance under the 2005 Plan as of the Effective Date, will be available for grants of equity awards under the 2014 Plan. In addition, any shares that become available for resuse under the terms of 2005 Plan after the Effective Date will be available for issuance under the 2014 Plan. As of the Record Date, the closing price of a common share traded on the NYSE was $18.51.

Rationale for Adoption of the 2014 Plan

Grants of restricted shares and other share-based awards to our officers, employees, directors, independent contractors and consultants are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

As of the Record date, approximately 713,540 common shares remained available for issuance under the 2005 Plan. In 2013, we granted awards under the 2005 Plan covering 457,500 common shares, and to date, in 2014, we granted awards under the 2005 Plan covering 249,864 common shares. If the 2014 Plan is not approved by shareholders, the 2005 Plan will remain in effect and we expect to exhaust the common shares that remain available for awards under the 2005 Plan by 2015. We are therefore requesting that our shareholders vote to approve the adoption of the 2014 Plan, pursuant to which approximately 2,500,000 common shares will be available for awards. In determining the number of common shares to be reserved for issuance under the 2014 Plan, our management and the Compensation Committee, in consultation with AON/McLagan (our independent compensation consultant) evaluated the historic share usage and burn rate under the 2005 Plan, the overhang under the 2005 Plan and the existing terms of outstanding awards under the 2005 Plan. For additional information on our annual share usage and burn rate, see the section entitled “- Historical Annual Share Usage” below. We anticipate that that the common shares to be reserved for issuance under the 2014 Plan will allow us to continue making equity grants for more than five years, assuming that we continue to make awards consistent with our historical practice.

In addition, the adoption of the 2014 Plan is intended to permit the grant of awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the annual deduction that we may take for compensation of our covered officers, which consist of our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) who are serving at the end of the year. Under Section 162(m) of the Internal Revenue Code, certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by our shareholders. Accordingly, if the 2014 Plan is approved by our shareholders and the other conditions of Section 162(m) of the Internal Revenue Code relating to performance-based compensation are satisfied, qualified performance-based compensation paid to our covered officers pursuant to the 2014 Plan will not fail to be deductible due to the operation of Section 162(m) of the Internal Revenue Code.

Historical Annual Share Usage

While equity-based awards are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in granting equity-based awards.

Overhang.    As of the Record Date, we had approximately 713,540 common shares subject to outstanding awards or available for future awards under the 2005 Plan, which represented approximately 1% of our fully diluted common shares outstanding, such percentage referred to as overhang percentage. The 1,786,460 additional common shares proposed to be included in the 2014 Plan reserve would increase the overhang percentage by an additional 2% to approximately 3%.

Share Usage.    The annual share usage under the 2005 Plan for the last three fiscal years was as follows:

		Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011	Average
A	Total Shares Granted During Fiscal Year	457,560	240,967	311,894	336,807
B	Basic Weighted Average Common Shares Outstanding	73,652,996	70,716,963	74,686,150	73,018,703
C	Burn Rate (A / B)	.62%	.34%	.42%	.46%

Description of 2014 Plan

The following is a summary of the material features of the 2014 Plan. This summary is qualified in its entirety by the full text of the 2014 Plan, a copy of which is included as Appendix B to this proxy statement.

Types of Awards.    The 2014 Plan provides for the issuance of options, share appreciation rights (referred to as SARs), restricted shares, restricted share units (referred to as RSUs), share bonuses, other share-based awards and cash awards to our officers, employees, directors, independent contractors and consultants.

Shares Available; Certain Limitations.    The maximum number of common shares reserved and available for issuance under the 2014 Plan will be equal to the sum of (i) 1,786,400 Common shares, (ii) the number of common shares reserved but unissued under the 2005 Plan as of the Effective Date and (iii) the number of common shares that become available for reuse under the terms of the 2005 Plan following the Effective Date. Pursuant to Section 162(m) of the Internal Revenue Code, (i) no individual will be granted options or SARs for more than the number of Common shares reserved under the 2014 Plan during any calendar year and (ii) no individual who is likely to be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code will be granted either (A) restricted shares,

RSUs, a share bonus, or other share-based awards for more than the number of common shares reserved under the 2014 Plan during any calendar year or (B) a cash award in excess of $10,000,000 during any calendar year.

Common shares subject to an award under the 2014 Plan that remain unissued upon the cancellation or termination of the award will again become available for grant under the 2014 Plan. However, common shares that are exchanged by a participant or withheld as payment in connection with any award under the 2014 Plan, as well as any common shares exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the 2014 Plan. If an award is denominated in shares, but settled in cash, the number of common shares previously subject to the award will again be available for grants under the 2014 Plan. If an award can only be settled in cash, it will not be counted against the total number of common Shares available for grant under the 2014 Plan.

Administration.    The 2014 Plan will be administered by the Board, or if the Board does not administer the 2014 Plan, a committee of the Board that complies with the applicable requirements of Section 162(m) of the Internal Revenue Code, Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the Board or committee referred to above being sometimes referred to as the plan administrator). The plan administrator may interpret the 2014 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2014 Plan, provided that the plan administrator will not have the authority to reprice or cancel and regrant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our shareholders.

The 2014 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of common shares or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Shares and RSUs.    Restricted shares and RSUs may be granted under the 2014 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of restricted shares and RSUs. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2014 Plan and the applicable individual award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a shareholder during the restricted period, including the right to vote and receive dividends declared with respect to such shares. During the restricted period, participants with RSUs will generally not have any rights of a shareholder, but may be credited with dividend equivalent rights if the applicable individual award agreement so provides.

Options.    We may issue options under the 2014 Plan. All options granted under the 2014 Plan are intended to be non-qualified options and are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. The exercise price of all options granted under the 2014 Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related common shares on the date of grant. The maximum term of all options granted under the 2014 Plan will be determined by the plan administrator, but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement.

Share Appreciation Rights.    SARs may be granted under the 2014 Plan either alone or in conjunction with all or part of any option granted under the 2014 Plan. A free-standing SAR granted under the 2014 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the 2014 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related common shares on the date of grant. The maximum term of all SARs granted under the 2014 Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in common shares, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Share-Based Awards.    Other share-based awards, valued in whole or in part by reference to, or otherwise based on, common shares (including dividend equivalents) may be granted under the 2014 Plan. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of common shares to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in common shares, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance objectives).

Share Bonuses and Cash Awards.    Bonuses payable in fully vested common shares and awards that are payable solely in cash may also be granted under the 2014 Plan.

Performance Goals.    The vesting of awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code will be based upon one or more of the following business criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing.

The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliate, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The business criteria may be determined in accordance with generally accepted accounting principles (to the extent determined by the plan administrator to be desirable) and achievement of the criteria will require certification by the plan administrator. To the extent permitted by Section 162(m) of the Internal Revenue Code, the plan administrator will have the authority to make equitable adjustments to the business criteria in recognition of unusual or non-recurring events affecting us or any of our affiliates or our financial statements or the financial statements of any of our affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Equitable Adjustments.    In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting the Common Shares, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the plan administrator, in (i) the aggregate number of common shares reserved for issuance under the 2014 Plan, (ii) the maximum number of common shares or cash that may be subject to awards granted to any participant in any calendar year, (iii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2014 Plan, and (iv) the kind, number and purchase price of common shares, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, share bonuses and other share-based awards granted under the 2014 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the common shares, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the common shares, cash or other property covered by such award, the Board may cancel the award without the payment of any consideration to the participant.

Change in Control and Qualifying Termination.    Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined below) occurs and (ii) a participant’s employment or service is terminated by us or any of our successors or affiliates without cause or by the participant for “good reason” (as defined in any individual employment or severance agreement with the participant) within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved.

Definition of Change in Control. Definition of Change in Control.    For purposes of the 2014 Plan, a “change in control” will mean, in summary: (i) a person or entity becomes the beneficial owner of 50% or more of the Company’s voting power; (ii) an unapproved change in the majority membership of the Board; (iii) a merger, amalgamation or consolidation of the Company or any of its subsidiaries, other than (A) a merger, amalgamation or consolidation that results in the Company’s voting securities continuing to represent more than 50% of the combined voting power of the surviving entity or its parent and the Company’s board of directors immediately prior to the merger or consolidation continuing to represent a majority of the board of directors of the surviving entity or its parent or (B) a merger, amalgamation or consolidation affected to implement a recapitalization in which no person is or becomes the owner of the Company’s voting securities representing 50% or more of the Company’s combined voting power; or (iv) shareholder approval of a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition of substantially all of the Company’s assets, other than a sale or disposition to an entity, at least 50% of the combined voting power of which is owned by the Company’s shareholders in substantially the same proportions as their ownership of the Company immediately prior to such sale or a sale or disposition to an entity controlled by the Company’s board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which shareholder of the Company immediately prior thereto hold the same proportionate equity interest in the entity which owns all or substantially all of the assets of the Company immediately thereafter.

Tax Withholding.    Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of the minimum amount of applicable taxes required by law to be withheld with respect to any award granted under the 2014 Plan. The Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of Common Shares, cash or other property, as applicable, or by delivering already owned unrestricted Common Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2014 Plan.    The 2014 Plan provides the Board with authority to amend, alter or terminate the 2014 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law.

2014 Plan Term.    The 2014 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

New Plan Benefits

In early 2014, the Compensation Committee adopted an incentive compensation program pursuant to which we may grant awards to our employees in respect of performance in 2014. Any incentive compensation payable pursuant to such program will be paid in early 2015 and will be split between cash and equity, to be granted in each case under the 2014 Plan, subject to the approval by our shareholders of the 2014 Plan. It is not possible to determine at this time the exact amounts to be received by our employees under the 2014 Plan pursuant to such incentive compensation program, because they are subject to achievement of performance criteria and to the sole discretion of the Compensation Committee to reduce the amount of these awards. If the 2014 Plan is not approved by our shareholders, this incentive compensation program will terminate and no cash or equity awards will be made to our employees pursuant to such program. In that event, the Compensation Committee will consider other methods for providing incentive compensation in order to attract, motivate and retain our employees.

With respect to other awards to be granted in the future under the 2014 Plan, it is not possible to determine at this time the exact benefits or amounts to be received under the 2014 Plan by our employees and directors because such awards are subject to the discretion of the plan administrator.

Registration with SEC

We intend to file with the SEC a registration statement on Form S-8 covering the common shares issuable under the 2014 Plan.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2014 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options.    An optionee generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the Common Shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any common shares received upon exercise of an option will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Share Appreciation Rights.    A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of a SAR will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares.    A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

RSUs.    In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards.    With respect to other awards granted under the 2014 Plan, including share bonuses, other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any common shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Section 162(m).    Section 162(m) of the Internal Revenue Code denies a deduction for certain annual compensation in excess of $1,000,000 paid to individuals who are “covered employees” unless it qualifies as “performance-based compensation.” The plan administrator may make awards under the 2014 Plan to eligible participants who are covered employees (or to individuals whom the plan administrator believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. To qualify, the exercisability and/or payment of such awards must generally be subject to the achievement of performance criteria based upon one or more performance goals set forth in the 2014 Plan and to certification of such achievement in writing by the Compensation Committee. The performance criteria must be established in writing by that committee not later than the time period prescribed under Section 162(m) of the Internal Revenue Code.

The Board recommends that you vote FOR the approval of the adoption of the 2014 Plan.

Proposal No. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 5 on Proxy Card)

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement on page 21 in accordance with the SEC’s rules.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 15-30, as well as the discussion regarding the Compensation Committee on page 10.

Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of annual and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Compensation Committee has developed compensation programs that strongly tie executive pay to Company performance and our compensation program rewards employees for delivering in two areas:

•	Achievement of corporate financial metrics, focused on operational and financial performance, in the form of cash flow per share and return on equity, and sustainable growth through new investments.

•	Achievement of individualized performance goals set at the beginning of each year.

We believe that the Company’s executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance, and enabling the Company to attract and retain very talented executives while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2013 executive compensation policies and procedures for named executive officers. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our named executive officers and the policies and procedures described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Aircastle Limited approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2014 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account when designing future executive compensation programs.

The Board recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, as necessary to assert or defend legal claims, in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

SHAREHOLDER PROPOSALS

The Company welcomes comments or suggestions from its shareholders. Under SEC rules, if a shareholder wishes to submit a proposal to be considered for inclusion in our proxy statement for the 2015 Annual General Meeting of Shareholders, the Company must receive the proposal in writing on or before December 9, 2014 unless the date of the 2015 Annual General Meeting of Shareholders is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. All proposals must comply with SEC Rule 14a-8 and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

If a shareholder wishes to submit a proposal for business to be brought before the 2015 Annual General Meeting of Shareholders outside of SEC Rule 14a-8, including with respect to shareholder nominations of directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-laws, no earlier than January 22, 2015 and no later than February 21, 2015. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than February 21, 2015. In addition to our Bye-laws, please see page 10 of this proxy statement for a description of the procedures to be followed by a shareholder who wishes to recommend a director candidate to the Nominating and Corporate Governance Committee for its consideration.

Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report on Form 10-K will also be furnished without charge upon written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel, and can also be accessed through our website at www.aircastle.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that it or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014

The proxy statement and annual report are available at www.aircastle.com/investors.

GENERAL

The Company will pay the costs of preparing, assembling and mailing this proxy statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, the Company intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.

If you received a paper copy of this proxy statement, please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

By Order of the Board of Directors,

David Walton
Chief Operating Officer,
General Counsel and Secretary

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES TO GAAP RESULTS

Adjusted Return on Equity

(Dollars in thousands)	Year Ended December 31, 2013
Net income	$29,781
Loan termination fee	2,954
Ineffective portion and termination of hedges	2,393
Gain on mark to market of interest rate derivative contracts	(4,754)
Write-off of deferred financing fees	3,975
Stock compensation expense	4,569
Term Financing No. 1 hedge loss amortization charges	17,843
Securitization No. 1 hedge loss amortization charge	2,499

Adjusted net income	$59,260

2013 Average Stockholders’ Equity(1)	1,583,560
Return on Equity Adjusted	3.74%

(1)	Calculation excludes the fair market value of our derivatives.

Cash Flow per Share

(Dollars in thousands)	Year Ended December 31, 2013
Net cash provided by operating activities	$424,037
Add back: Changes on certain assets and liabilities:
Accounts receivable	(3,397)
Restricted cash and cash equivalents related to operating activities	—
Other assets	(1,164)
Accounts payable, accrued expenses and other liabilities	(3,016)
Lease rentals received in advance	2,276

Cash flow from operations before working capital	418,736
Collections on finance leases	9,508
Distributions from our joint venture investment	—

Cash Flow	$428,244

Cash flow per share	$6.27
Weighted average shares assumed in the 2013 financial plan	68,270

APPENDIX B

AIRCASTLE LIMITED

2014 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Aircastle Limited 2014 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Award” means any Option, Share Appreciation Right, Restricted Shares, Restricted Share Unit, Share Bonus, Other Share-Based Award or Cash Award granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

“Base Price” has the meaning set forth in Section 8(b) hereof.

“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award granted pursuant to Section 12 hereof.

“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Cause,” Cause means (i) the commission of fraud or dishonesty by the Participant in the course of the Participant’s employment; (ii) the indictment of, or conviction of or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification or any other misconduct by the Participant which is materially injurious to the Company (including any of its Subsidiaries or Affiliates); (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by the Company (including any of its Subsidiaries or Affiliates) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any policies or procedures of the Company as in effect from time to time provided that the Participant shall have been delivered a copy of such policies or procedures or such policies or procedures shall have been posted on a Company intranet or website; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

“Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Common Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”); or

(3) there is consummated a merger or amalgamation or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or amalgamation or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or amalgamation or consolidation and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or amalgamation or consolidation or, if the Company or the entity surviving such merger or amalgamation or consolidation is then a Subsidiary, the ultimate parent thereof, or (II) a merger or amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) an “outside director” within the meaning of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code), (ii) a “non-employee director” within the meaning of Rule 16b-3 and (iii) any other qualifications required by the applicable stock exchange on which the Common Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s memorandum of association or bye-laws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

“Common Shares” means the common shares, par value U.S. $0.01 per share, of the Company.

“Company” means Aircastle Limited, a Bermuda exempted company (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

“Covered Employee” has the meaning ascribed to the term “covered employee” set forth in Section 162(m) of the Code.

“Disability” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

“Effective Date” has the meaning set forth in Section 20 hereof.

“Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Common Shares issuable upon the exercise of such Option.

“Fair Market Value” of a Common Share or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the last preceding date on which there was a sale of such share on such exchange, or (ii) if the Common Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

“Free Standing Right” has the meaning set forth in Section 8(a) hereof.

“Good Reason” has the meaning set forth in any individual employment or severance agreement with the Participant, provided that if any such agreement does not define “Good Reason,” Good Reason and any provision of this Plan that refers to Good Reason shall not be applicable to such Participant.

“Option” means an option to purchase Common Shares granted pursuant to Section 7 hereof.

“Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.

“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals may be determined in accordance with generally accepted accounting principles (to the extent determined by the Administrator to be desirable) and shall be subject to certification by the Administrator; provided, that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Notwithstanding the foregoing, the Committee shall take any actions pursuant to this paragraph to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code.

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Plan” has the meaning set forth in Section 1 hereof.

“Related Right” has the meaning set forth in Section 8(a) hereof.

“Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

“Restricted Share Unit” means the right, granted pursuant to Section 9 below, to receive the Fair Market Value of a Common Share or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

“Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

“Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

“Share Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

“Share Bonus” means a bonus payable in fully vested Common Shares granted pursuant to Section 11 hereof.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

“Transfer” has the meaning set forth in Section 18 hereof.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; and

(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance; Certain Limitations.

(a) The maximum number of Common Shares reserved for issuance under the Plan shall be equal to the sum of (in each case, subject to adjustment as provided by Section 5) (i) 1,786,400 Common Shares, (ii) the number of Common Shares reserved but unissued under the Amended and Restated Aircastle Limited 2005 Equity and Incentive Plan, as amended from time to time (the “2005 Plan”) as of the Effective Date and (iii) the number of Common Shares becoming available for reuse following the Effective Date under the 2005 Plan in accordance with the provisions of Section 4(b) thereof.

(b) Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided by Section 5, from and after such time, if any, as the Plan is subject to Section 162(m) of the Code:

(1) No individual (including an individual who is likely to be a Covered Employee) will be granted Options or Share Appreciation Rights for more than the number of Common Shares reserved under Section 4(a) during any calendar year.

(2) No individual who is likely to be a Covered Employee with respect to a calendar year will be granted (A) Restricted Shares, Restricted Share Units, a Share Bonus or Other Share-Based Awards for more than the number of Common Shares reserved under Section 4(a) during any calendar year or (B) a Cash Award in cash in excess of $10,000,000 during any calendar year.

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Share Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Option or Share Appreciation Right under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of Common Shares, the full number of Common Shares underlying such Share Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in Common Shares, but paid or settled in cash, the number of Common Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Common Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

Section 5. Equitable Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Common Shares reserved for issuance under the Plan and the maximum number of Common Shares or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Common Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Common Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Common Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.

(c) The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Rights as Shareholder. A Participant shall have no rights to dividends or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

(g) Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(h) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator.

Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant (such amount, the “Base Price”).

(c) Awards; Rights as Shareholder. A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Common Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

(d) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Consideration Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Shares and Restricted Share Units.

(a) General. Restricted Shares and Restricted Share Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the performance objectives (if any); and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant. The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for unrestricted Common Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.

(2) With respect to Restricted Share Units, at the expiration of the Restricted Period, share certificates in respect of the Common Shares underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Common Shares underlying the Restricted Share Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as an officer, director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as performance-based compensation under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 14 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. The Participant shall generally not have the rights of a shareholder with respect to Common Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Common Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant.

(d) Termination of Employment or Service. The rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10. Other Share-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Common Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Common Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards.

Section 11. Share Bonuses.

In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

Section 12. Cash Awards.

The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 13. Special Provisions Regarding Certain Awards.

The Administrator may make Awards hereunder to Covered Employees (or to individuals whom the Administrator believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Awards that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

Section 14. Change in Control Provisions.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

If the Administrator determines in its discretion pursuant to Section 3(b)(5) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 15. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval in order to satisfy the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code), any rules of the stock exchange on which the Common Shares are traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 16. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company,

or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted Common Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted Common Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

Section 18. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Common Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 19. Continued Employment or Service.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 20. Effective Date.

The Plan became effective upon adoption by the Board on March 14, 2014 (the “Effective Date”), subject to requisite approval of shareholders of the Company.

Section 21. Term of Plan.

No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 22. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and Bermuda law, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or Bermuda law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to the Company in writing that the Common Shares acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Common Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 30. Governing Law.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York.

AIRCASTLE LIMITED

PROXY FOR ANNUAL GENERAL MEETING

May 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF

AIRCASTLE LIMITED’S BOARD OF DIRECTORS

The undersigned hereby appoints Ron Wainshal and David Walton, and each of them, proxies for the undersigned, with full power of substitution, to vote all common shares of Aircastle Limited of which the undersigned may be entitled to vote at the Annual General Meeting of Aircastle Limited in Stamford, CT, on Thursday, May 22, 2014 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on other side)

AIRCASTLE LIMITED c/o Aircastle Advisor LLC 300 First Stamford Place, 5th Floor Stamford, CT 06902

[THE COMPANY LOGO]

Aircastle Limited

May 22, 2014

Your proxy card is attached below.

Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.

* FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, 4 and 5

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1, 2, 3, 4 and 5

Vote on Proposal No. 1

1.	Election of Directors: Nominees: Ronald L. Merriman, Agnes Mura and Charles W. Pollard.

FOR all nominees ☐	WITHHOLD AUTHORITY ☐ to vote for all nominees	FOR all nominees, EXCEPT ☐

Vote on Proposal No. 2

2.	Amendment to the Company’s Bye-Laws to increase the size of the Board of Directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Vote on Proposal No. 3

3.	Appoint Ernst & Young, LLP as the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) to audit the Company’s financial statements for fiscal year 2014 and authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Vote on Proposal No. 4

4.	Approval of the Aircastle Limited 2014 Omnibus Incentive Plan

FOR ☐	AGAINST ☐	ABSTAIN ☐

Vote on Proposal No. 5

5.	Advisory vote to approve on executive compensation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Change of Address and/	I PLAN TO ATTEND ANNUAL MEETING. If you
or Comments Mark Here ☐	check this box to the right an admission
ticket will be sent to you. ☐

Receipt is hereby acknowledged of Aircastle Limited Notice of Meeting and Proxy Statement.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the 2014 Annual General Meeting of Shareholders.

Dated:	, 2014

Signature

Signature

(Please sign, date and return this	Votes MUST be indicated
proxy card in the enclosed envelope.)	in black or blue ink. ☒